                                                                    Exhibit 10.1

                        STOCK SALE AND PURCHASE AGREEMENT

                           DATED 31ST OF OCTOBER 2006

                                     BETWEEN

                          ALLERGAN HOLDINGS FRANCE, SAS

                                 ALLERGAN, INC.

                                       AND

                 THE SHAREHOLDERS OF GROUPE CORNEAL LABORATOIRES

                        STOCK SALE AND PURCHASE AGREEMENT
                                     BETWEEN
                          ALLERGAN HOLDINGS FRANCE, SAS
                                 ALLERGAN, INC.
                                       AND
                 THE SHAREHOLDERS OF GROUPE CORNEAL LABORATOIRES

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INTERPRETATION

ARTICLE II SALE AND PURCHASE
   2.1.  Sale and Purchase of the Shares
   2.2.  Purchase Price; Payment
   2.3.  Cash Adjustment, Indebtedness Adjustment

ARTICLE III CLOSING
   3.1.  Closing Date
   3.2.  Payments on the Closing Date
   3.3.  Buyer's Additional Closing Date Delivery
   3.4.  Sellers' Closing Date Deliveries
   3.5.  Transfer of Title to the Shares

ARTICLE IV CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLERS
   4.1.  Merger Control Approvals
   4.2.  Agreement Null and Void

ARTICLE V REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF SELLERS
   5.1.  Organization of Sellers
   5.2.  Authority of Sellers
   5.3.  No Violation; Consents and Approvals
   5.4.  Organization of the Target Company and Subsidiaries
   5.5.  Financial Statements
   5.6.  Title
   5.7.  Inventories
   5.8.  Subsidies
   5.9.  Taxes
   5.10. Governmental Permits
   5.11. Accreditations
   5.12. Assets
   5.13. Intellectual Property; Software
   5.14. Confidential Information
   5.15. Disclosure, Assignment and Inventions
   5.16. Documentation
   5.17. Information Technology

                                 TABLE OF CONTENTS
                                    (CONTINUED)

   5.18. No Violation, Litigation or Regulatory Action
   5.19. Contracts
   5.20. Employee Relations
   5.21. Insurance
   5.22. Product Liability
   5.23. Accounts Receivable
   5.24. Compliance with Laws
   5.25. Operations Since 30 June 2006

ARTICLE VI REPRESENTATIONS AND WARRANTIES AND UNDERTAKINGS OF
           ALLERGAN, INC. AND THE BUYER
   6.1.  Organization of Buyer
   6.2.  Authority of Buyer
   6.3.  No Violation; Consents and Approvals
   6.4.  No Violation, Litigation or Regulatory Action
   6.5.  Purchase Price

ARTICLE VII ACTIONS PRIOR TO THE CLOSING DATE
   7.1.  Conduct of Business
   7.2.  Financial Reports
   7.3.  Reorganization of the Target Group

ARTICLE VIII INDEMNIFICATION
   8.1.  General Indemnity
   8.2.  Special Indemnities
   8.3.  Indemnification by Buyer
   8.4.  Notice of Claims
   8.5.  Third Party Claims
   8.6.  Limitations
   8.7.  Effect of Disclosure
   8.8.  Mitigation
   8.9.  Acts of the Indemnified Party
   8.10. Change in Legislation

ARTICLE IX ADDITIONAL AGREEMENTS
   9.1.  Tax Matters
   9.2.  Confidential Nature of Information

ARTICLE X NON COMPETE AND NON SOLICITATION UNDERTAKINGS
   10.1. Non Compete Undertakings
   10.2. Non Solicitation Undertakings

ARTICLE XI GENERAL PROVISIONS
   11.1. Survival of Representations and Warranties
   11.2. No Public Announcement
   11.3. Notices
   11.4. Assignment; Successors and Assigns; No Third Party Beneficiaries
   11.5. Amendments
   11.6. Interpretation

                                 TABLE OF CONTENTS
                                    (CONTINUED)

   11.7.  Extension; Waivers
   11.8.  Expenses
   11.9.  Registration Duties
   11.10. Severability
   11.11. Execution in Counterparts
   11.12. Further Assurances
   11.13. Governing Law
   11.14. Forum
   11.15. Entire Agreement
   11.16. Language

                        STOCK SALE AND PURCHASE AGREEMENT
                                     BETWEEN
                          ALLERGAN HOLDINGS FRANCE, SAS
                                 ALLERGAN, INC.
                                       AND
                 THE SHAREHOLDERS OF GROUPE CORNEAL LABORATOIRES

                                    PREAMBLE

BETWEEN THE UNDERSIGNED:

1. ALLERGAN HOLDINGS FRANCE SAS, a French Societe Par Actions Simplifiee in formation, represented by its Founder, McGhan Medical BV, a Dutch company, represented by Mr. David Endicott, duly authorized for the purpose hereof, the "BUYER",

2. ALLERGAN, INC., a Delaware corporation with offices at 2525 Dupont Drive, Irvine, California 92623-9534, USA, represented by Mr. David Endicott, duly authorized for the purpose hereof,

AND:

3.   MR. WALDEMAR KITA, residing 49 avenue Napoleon, 11180 Uccle, Belgium,

                                                  the "CONTROLLING SHAREHOLDER",

4. EUROPEAN PRE-FLOTATION FUND II, a Fonds Commun de Placement a Risques organized under the laws of France, represented by its Societe de Gestion, EPF Partners, a Societe Anonyme organized under the laws of France, represented by Mr. Christian d'Argoubet, duly authorized for the purpose hereof, the "FUND SHAREHOLDER",

5. The remaining minority shareholders of Groupe Corneal Laboratoires, a French Societe Anonyme, whose registered office is located at 31 rue des Colonnes du Trone, 75012 Paris, registered with the commercial and companies registry of Paris under No. 443 940 069 (the "TARGET COMPANY"), a list of whom is included in Schedule 2.2(b), represented by the Controlling Shareholder, duly authorized for the purpose hereof, each a "MINORITY SHAREHOLDER" and together the "MINORITY SHAREHOLDERS",

Parties 3 to 5 (inclusive) are referred to herein individually as a "SELLER" and collectively as the "SELLERS",

                                      each a "PARTY" and together the "PARTIES".

                        STOCK SALE AND PURCHASE AGREEMENT
                                     BETWEEN
                          ALLERGAN HOLDINGS FRANCE, SAS
                                 ALLERGAN, INC.
                                       AND
                 THE SHAREHOLDERS OF GROUPE CORNEAL LABORATOIRES

A. The Buyer is an indirect, wholly-owned subsidiary of Allergan, Inc., a global specialty pharmaceutical and medical device company that develops and commercializes innovative products for facial aesthetics and other markets.

B. The Sellers are the sole shareholders of the Target Company, a French Societe Anonyme that, directly and through the Subsidiaries (as defined below) (the Target Company and the Subsidiaries are referred to herein collectively as the "TARGET GROUP") is engaged in the development, manufacture, distribution and sale of medical devices.

C. Prior to the date hereof, the Buyer received from the Sellers documents and information so as to perform, a legal, financial and operational due diligence review of the Target Group with the assistance of external professional advisers. Based on such due diligence exercise, the Buyer has decided to proceed with the transaction contemplated therein.

In consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties have agreed as follows:

                                    AGREEMENT

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to below.

          "ACTION" means any proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "AGREEMENT" means this Stock Sale and Purchase Agreement, including its Preamble, Recitals, Exhibits and Schedules.

          "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person and, with respect to any individual Person, a member of such Person's family. For the purpose of this Agreement, the term "control" means the ownership of more than 50% of the voting interests or shares of any person or the power to direct its business and affairs.

          "BANK GUARANTY" is defined in Section 3.4(m).

          "BUYER" is defined in the Preamble. Reference to the Buyer shall mean reference to any Affiliates the Buyer may designate as provided herein.

          "CASH BALANCE" means the aggregate amount, at the close of business on the date for which the determination is made, of (i) cash, cheques less than three (3) months old and other cash equivalents, (ii) credit balances with banks, financial or other similar institutions, including interest accrued thereon, being held by the Target Company and the Subsidiaries and (iii) marketable securities, short term instruments and deposit accounts held by the Target Company and the Subsidiaries, all determined in accordance with French GAAP. For the avoidance of doubt, cash received as advanced payments for products not yet completed and any items which would otherwise be considered as cash but which are not available within the next three (3) months shall not be included in the calculation of the Cash Balance. Additionally, any amount payable by Inamed Medical Products Corporation (an affiliate of the Buyer) or its successors and permitted assignees, to Corneal Industrie SAS, a French Societe Par Actions Simplifiee (that is one of the Subsidiaries), under the Inamed Distribution Agreements which is overdue on the above date shall be considered as cash. Any cash amount expressed in currencies other than euro will be translated into euro at the exchange rate used to determine the respective balance sheet, in accordance with French GAAP, that includes the reported cash amount.

          "CASH ADJUSTMENT" is defined in Section 2.2(a).

          "CLAIM" is defined in Section 8.4(a).

          "CLAIM NOTICE" is defined in Section 8.4(a).

          "CLOSING" means the effective purchase by the Buyer of the Shares from the Sellers.

          "CLOSING DATE" is defined in Section 3.1.

          "CONTRACT" means any contract, agreement, lease, commitment and arrangement .

          "CONTROLLING SHAREHOLDER" is defined in the Preamble.

          "CONTROLLING SHAREHOLDER'S KNOWLEDGE" means the knowledge of the subject matter concerned by Mr. Waldemar Kita, Mrs. Chantal Kita and/or Mr. Michel Cheron.

          "COPYRIGHTS" means copyrights (whether registered or as otherwise validly identifiable under applicable laws and regulations) and pending applications to register the same.

          "COURT ORDER" means any decision of any foreign, federal, state, regional, local or other court or tribunal and any award in any arbitration proceeding that is enforceable notwithstanding appeal.

          "DUE DILIGENCE" means the legal, financial and operational due diligence review of the Target Company and Subsidiaries performed by the Buyer, its counsel and accountants as mentioned in Article V below.

          "EMPLOYEES" is defined in Section 5.20.

          "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale, option to purchase, usufruct or other title retention agreement, defect in title or other restrictions of a similar kind.

          "ESTIMATED CASH BALANCE" is defined in Section 2.3(a).

          "ESTIMATED INDEBTEDNESS" is defined in Section 2.3(a).

          "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any Action incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs and fees and disbursements of legal counsel, consultants, accountants and other professionals).

          "FINAL ADJUSTMENT" is defined in Section 2.3(c).

          "FINANCIAL STATEMENTS" means the FY 2005 Financial Statements and the Interim 2006 Financial Statements.

          "FY 2005 FINANCIAL STATEMENTS" is defined in Section 5.5.

          "FUND SHAREHOLDER" is defined in the Preamble.

          "GAAP" means generally accepted accounting principles in the relevant jurisdiction, applied (to the extent consistent with such principles) in a manner consistent with past practices.

          "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, regional, local or other government, governmental, statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral body.

          "GOVERNMENTAL PERMITS" is defined in Section 5.10.

          "INAMED DISTRIBUTION AGREEMENTS" mean the agreements entitled "Development and Distribution Agreement" dated 9 January 2004 between Inamed Medical Products Corporation and Collagen Aesthetics Australia Pty Ltd., affiliates of the Buyer, and Corneal Industrie SAS, a French Societe par Actions Simplifiee which is one of the Subsidiaries.

          "INDEMNIFIED PARTY" is defined in Section 8.4(a).

          "INDEMNITOR" is defined in Section 8.4(a).

          "INDEBTEDNESS" means the aggregate amount of:

          (i) any and all interest bearing and non-interest bearing debt to banks, financial or other similar institutions including but not limited to loans, overdrafts, drawn-down facilities, inventory financing, discounting or similar facilities, including interest accrued thereon,

          (ii) capitalized leases (including credit-bail agreements) and financing received through factoring of trade debtors (i.e. the amount of trade receivables which have been factored but not yet collected),

          (iii) overdue payables, including overdue trade payables, taxes, remuneration, bonuses and related costs taking into account specified trade terms and where no specified trade terms are applicable, the past accounting practice of the relevant Target Company and/or Subsidiary,

          (iv) accrued and unpaid contributions and commitments under pension and non-pension post-retirement benefit plans,

          (v)  repayable elements of any government or other grant,

          (vi) restructuring costs accrued and not yet paid,

of (or by) the Target Company and the Subsidiaries as at the close of business on the date for which the determination is made, determined in accordance with French GAAP. Any Indebtedness in currencies other than the euro will be translated into euro at the exchange rate used to determine the respective balance sheet, in accordance with French GAAP, that includes the reported Indebtedness.

          "INDEBTEDNESS ADJUSTMENT" is defined in Section 2.2(a).

          "INTELLECTUAL PROPERTY" means Copyrights, Inventions, Patent Rights, Trademarks and Trade Secrets that are (i) owned or licensed by the Target Company and the Subsidiaries, (ii) used in the conduct of the business of the Target Company and the Subsidiaries as currently conducted and/or (iii) conceived or reduced to practice before the Closing Date, including but not limited to the Copyrights, Inventions, Patent Rights, Trademarks and Trade Secrets listed and/or described in Schedule 5.13(a).

          "INTERIM 2006 FINANCIAL STATEMENTS" is defined in Section 5.5.

          "INTERNAL IT SYSTEM" means the information and communication equipment and technologies (including software and associated documentation) used by the Target Company and the Subsidiaries.

          "INVENTION" means any discovery or invention, whether or not patentable, made by employees, agents or independent contractors of the Target Company and/or any of the Subsidiaries during the course of performance of their contract with said Target Company and/or Subsidiary, as well as any discovery or invention, whether or not patentable, made by the Sellers, related to cross-linked hyaluronic acid containing products, together with all related intellectual property rights.

          "INVENTORIES" is defined in Section 5.7(a).

          "LOCAL GAAP" is defined in Section 5.5.

          "LOSSES" means all losses, Expenses, liabilities, settlement payments, awards, judgments, fines, penalties and damages arising from facts and/or circumstances occurring prior to or on the Closing Date, it being understood that Losses shall include all damages recoverable under French law and shall include amounts that become due or are incurred or suffered before or after the Closing Date so long as they arise from facts and/or circumstances occurring prior to or on the Closing Date.

          "MATERIAL CONTRACT" means a Contract which involves for any of the Target Company and/or the Subsidiaries annual revenues in excess of EUR 75,000 (seventy five thousand euros) or, as regards other commercial contracts, an amount of more than EUR 75,000 (seventy five thousand euros)

          "MINORITY SHAREHOLDER" and "MINORITY SHAREHOLDERS" are defined in the Preamble.

          "NET EQUITY DECREASE" means, a reduction in the consolidated net shareholders equity (capitaux propres consolides) of the Target Group , comparing such consolidated net shareholders equity as of and for the period ending on 31 December 2005 with such consolidated net shareholders equity on the Closing Date, without taking account of any payments made or due under Article 9 of the Inamed Distribution Agreements.

          "PATENT RIGHTS" means any patents, patent registrations, patent applications, design patents, utility models and patent term extensions.

          "PARTY" and "PARTIES" are defined in the Preamble.

          "PERMITTED ENCUMBRANCES" means (a) liens for Taxes and other governmental charges and assessments that are not yet due and payable and other similar liens arising in the ordinary course of business for sums not yet due and payable, (b) Encumbrances or imperfections on property that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Encumbrance or imperfection,
(c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security Requirements of Law, (d) deposits to secure the performance of any or all of the following: bids, public procurements or trade contracts (other than for borrowed money), leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business, and (e) Encumbrances and/or title exceptions or imperfections created by any of the documents to be executed in connection with the Closing or this Agreement whether prior to, at or after the Closing Date.

          "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

          "PREAMBLE" means the preamble of this Agreement.

          "PURCHASE PRICE" means the price payable by the Buyer in respect of the Shares pursuant to Section 2.2.

          "REQUIREMENTS OF LAW" means any foreign, federal, state, regional and local laws, statutes, decrees, regulations, rules, codes, ordinances, orders or requirements enacted, adopted, issued or promulgated by any Governmental Authority.

          "REVIEW ACCOUNTANTS" is defined in Section 2.3(b).

          "SCHEDULES" means the schedules to this Agreement.

          "SHARES" means the entirety of the shares and voting rights making up the share capital of the Target Company.

          "SELLER" and "SELLERS" are defined in the Preamble.

          "SOFTWARE" means any software and documentation related thereto.

          "SUBSIDIARIES" means the subsidiaries of the Target Company as at the Closing Date which are directly or indirectly owned by the Target Company (as to more than 50% of the interests or shares and the corresponding voting rights) and listed in Schedule A (individually a "SUBSIDIARY").

          "TARGET COMPANY" is defined in the Preamble.

          "TARGET GROUP" means the Target Company and the Subsidiaries.

          "TAX" means any and all taxes and social security contributions, whether direct or indirect, including, but not limited to, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), any taxes on distributions, dividend withholding tax, corporation tax, insurance tax, turnover and/or value added tax, registration duties, capital tax, property tax, real estate transfer tax, environmental taxes, custom duties, excise duties, taxes on wages, social security and retirement contributions, contributions to complementary insurance plans or charges and any other taxes, levies, duties, charges, imposts, withholdings or para-fiscal charges of any kind whatsoever, whether at the foreign, federal, state, regional or local level, together with any interest, penalty or fine imposed by any taxing authority of any Governmental Authority.

          "TAX RETURN" means any return, report, declaration, notice, account or other similar statement required to be filed, given or delivered by or on behalf of the company concerned with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

          "TRADE SECRETS" means trade secrets, know-how, methods, processes, formulae or other proprietary information that provides the owner with a competitive advantage.

          "TRADEMARKS" means trademarks, service marks, logos, Internet domain names, trade names and company names including all goodwill associated therewith and symbolized thereby, and any registrations and applications to register the foregoing, as well as any renewals for any of the foregoing.

          "US GAAP" is defined in Section 7.2(a).

          "WORKING CAPITAL" means the amount which results from subtracting (x) the sum of the Target Company' and Subsidiaries' current liabilities, including all accounts payable (including without limitation trade, fixed asset and other payables) and other accrued expenses and potential current liabilities (including without limitation accrued employee expenses, accrued taxes, accrued selling, marketing and administrative expenses), from (y) the sum of the Target Company' and Subsidiaries' current assets net of reserves, including accounts receivable net of allowances, plus inventory, prepaid expenses and other current assets, if any, but excluding cash.

                                   ARTICLE II

                                SALE AND PURCHASE

               2.1. SALE AND PURCHASE OF THE SHARES. Subject to the terms and conditions of this Agreement and in particular to the conditions precedent set forth in Article IV, the Sellers irrevocably undertake to sell, transfer, assign, convey and deliver the Shares, free and clear of all Encumbrances, to the Buyer (and/or the Affiliates the Buyer may chose to substitute) on the Closing Date and the Buyer (and/or the Affiliates the Buyer may chose to substitute) irrevocably undertakes to purchase, assume and acquire the Shares from the Sellers, free and clear of all Encumbrances, on said Closing Date.

               2.2. PURCHASE PRICE; PAYMENT.

               (a) The aggregate purchase price for the Shares and the rights granted hereunder (the "PURCHASE PRICE") shall be equal to (i) EUR 170,000,000 (one hundred seventy million euros), (ii) decreased by the amount (if any) of the Indebtedness as at the close of business on the last day of the calendar month ending immediately prior to the Closing Date (the "INDEBTEDNESS ADJUSTMENT"), determined as provided in Section 2.3, and (iii) increased by the amount (if any) of the Cash Balance as at the close of business on the last day of the calendar month ending immediately prior to the Closing Date (the "CASH ADJUSTMENT"), determined as provided in Section 2.3.

               (b) The Purchase Price shall be paid as provided in Section 3.2 and Section 2.3(c) and apportioned among the Sellers pro-rata to the number of Shares sold by each of them, as provided in Schedule 2.2(b).

               2.3. CASH ADJUSTMENT, INDEBTEDNESS ADJUSTMENT.

               (a) Estimated Adjustment. Seven (7) days prior to the Closing Date, the Sellers shall in good faith provide to the Buyer: (i) their best estimate of the Indebtedness as of the last day of the second calendar month prior to the Closing Date (the "ESTIMATED INDEBTEDNESS"); and (ii) their best estimate of the Cash Balance as of the last day of the second calendar month prior to the Closing Date (the "ESTIMATED CASH BALANCE"). For example, if the Closing Date is 2 January 2007, the estimates above shall be made as of 30 November 2006. A trial estimate of the Cash Adjustment and of the Indebtedness Adjustment, as of 30 June 2006, shall be provided by the Controlling Shareholder to the Buyer, within two (2) weeks of the date hereof.

Each of these estimates shall be made on a consolidated basis for all entities in the Target Group, eliminating any inter-company receivables or payables. The Controlling Shareholder shall advise the Buyer by notice in advance of any event or circumstance likely to increase or decrease by more than EUR 1,000,000 (one million euros) the total of the Cash Adjustment and the Indebtedness Adjustment that is not in the ordinary course of business and that occurs during the calendar month immediately prior to the Closing Date, and the Estimated Indebtedness and the Estimated Cash Balance shall be adjusted in good faith in order to ensure that the Estimated Cash Balance and the Estimated Indebtedness reflect the Parties' best estimate of the Cash Adjustment and the Indebtedness Adjustment. Based upon the above estimates, the Parties shall (x) adjust downwards the Purchase Price by the amount of the Estimated Indebtedness and (y) adjust upwards the Purchase Price by the amount of the Estimated Cash Balance (if the amount is positive) or adjust the Purchase Price downwards (if the amount is negative) so as to determine the estimated amount of the Purchase Price, which estimated amount will be payable by the Buyer on the Closing Date.

               (b) Final Adjustment.

                    (i) Within one (1) month after the Closing Date, Ernst & Young shall prepare a report to the Buyer and the Sellers stating the amount of the Cash Adjustment and the Indebtedness Adjustment. No later than one (1) month after the receipt of such report or, if such report is not timely received, within two (2) months after the Closing Date, the Buyer shall notify to the Sellers whether it objects to the Estimated Indebtedness and to the Estimated Cash Balance (stating in reasonable details the reasons for such objection).

                    (ii) If the Buyer does not give notice to the Sellers, within the time period set forth in Section 2.3(b)(i) after the Closing Date (or if the Buyer has provided written notice to the Sellers that it has no objection to the Estimated Indebtedness and the Estimated Cash Balance), the Estimated Indebtedness and the Estimated Cash Balance shall be deemed to be final and binding for the purposes of this Section 2.3.

                    (iii) If the Buyer gives notice to the Sellers that it objects to the Estimated Indebtedness and to the Estimated Cash Balance, the Controlling Shareholder and the Buyer shall meet and negotiate in good faith in order to reach agreement with respect to the amount of the Final Adjustment.

                    (iv) If no agreement can be reached within fifteen (15) days as from notification of the Buyer's objection, the Parties agree to the appointment of BDO (the "REVIEW ACCOUNTANTS"), said Review Accountants acting as experts and not as arbitrators, to prepare a final and conclusive determination of the Indebtedness Adjustment and the Cash Balance Adjustment and of the adjustment of the Purchase Price required as a result thereof. The Review Accountants shall render their report within one (1) month of such retention, which report shall be, one (1) week after it is issued, a final and binding determination of the amount of the Indebtedness Adjustment, the Cash Balance Adjustment and the Purchase Price for the purposes of this Section 2.3, absent gross error or gross negligence on the part of the Review Accountants.

               (c) Purchase Price Payment. In the event that the Purchase Price is modified pursuant to the provisions of this Section 2.3, the amount required to be paid as a result of such modification by either the Buyer or the Sellers (as the case may be) (the "FINAL ADJUSTMENT") shall be paid by wire transfer of immediately available funds within one (1) week of the date on which such modification becomes final, to such bank accounts as the Buyer or the Controlling Shareholder and Fund Shareholder, as the case may be, may indicate by notice no later than three (3) days after the date that such modification becomes final. Payments due by the Sellers shall be made by the Controlling Shareholder, (acting for himself and the Minority Shareholders) and the Fund Shareholder pro rata to the respective shareholdings in the Target Company held by the Controlling Shareholder and the Minority Shareholders (taken together), on the one hand, and the Fund Shareholder, on the other hand.

               (d) Miscellaneous. The fees and expenses of the Review Accountants shall be paid in equal parts by the Buyer and the Controlling Shareholder. The Parties shall use all reasonable endeavors to procure that all records, working papers, and other information as may be reasonably required for the purposes of this Section 2.3 (whether in the possession of the Target Company, and of Subsidiaries or any Party to this Agreement or any professional advisor of any such Party) shall be made available on request and shall generally render all reasonable assistance necessary for the preparation of the report of the Review Accountants.

                                   ARTICLE III

                                     CLOSING

               3.1. CLOSING DATE. Except as provided in Section 7.2, the Closing shall occur effective 12:01 AM Paris time on the first business day of the month after the month in which the last of the conditions precedent set forth in
Article IV is satisfied (or, where applicable, waived by the Buyer), so long as such business day is a business day in Paris, France and Irvine, California (or the next such business day if it is not) and so long as at least one (1) week's prior notice of the Closing is given, at the offices of Reinhart Marville Torre in Paris, and no later than 2 April 2007 and no earlier than 2 January 2007, or at any other time or place or on any other date as shall be agreed upon by the Parties. The Parties hereby undertake to make their best efforts to allow the Closing to take place on 2 January 2007. The Parties further agree that they shall keep each other informed of: (i) the progress of the collection of the closing documents listed in Section 3.3 and Section 3.4; and (ii) the fulfillment of the conditions precedent referred to in Article IV, on a weekly basis between the date hereof and the Closing Date. The time and date that the Closing is actually held are referred to in this Agreement as the "CLOSING DATE".

               3.2. PAYMENTS ON THE CLOSING DATE. The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to such bank accounts as the Controlling Shareholder (acting for itself and for the Minority Shareholders) and the Fund Shareholder shall respectively indicate by notice no later than five (5) days prior to the Closing Date.

               3.3. BUYER'S ADDITIONAL CLOSING DATE DELIVERY. Subject to the delivery by the Sellers of the documents referred to in Section 3.4, the Buyer shall deliver to the Sellers at the Closing (i) a certificate confirming that the representations and warranties made in Article VI are true and correct on the Closing Date as though made on said Closing Date (except to the extent that they expressly relate to an earlier date), in the form attached in Schedule 3.3(i), signed by a duly authorized signatory of the Buyer and (ii) a duly signed counterpart of the consulting agreements to be entered into with Mr. Waldemar Kita and Ms. Chantal Kita (the "Consulting Agreements").

               3.4. SELLERS' CLOSING DATE DELIVERIES. Subject to the delivery by the Buyer of the documents referred to in Section 3.3, the Sellers shall deliver to the Buyer all of the following at the Closing:

               (a) A certificate signed by the Controlling Shareholder, in the form attached in Schedule 3.4 (a), (w) confirming that the representations and warranties made by the Controlling Shareholder in Article V are true and correct on the Closing Date as though made on said Closing Date (except to the extent that they expressly relate to an earlier date and subject to any updating of the Schedules according to the terms of the draft certificate attached as Schedule
3.4 (a)) and (x) confirming the absence, as at the Closing Date, of any Net Equity Decrease;

               (b) A certificate signed by the Fund Shareholder, in the form attached in Schedule 3.4 (b) (y) confirming that the representations and warranties made by the Fund Shareholder in Article V are true and correct on the Closing Date as though made on said Closing Date (except to the extent that they expressly relate to an earlier date), and (z) confirming the absence, as at the Closing Date, of any Net Equity Decrease;

               (c) Certificates signed by each of the Minority Shareholders, in the form attached in Schedule 3.4(c), confirming that the representations and warranties made by each of them in Article V are true and correct on the Closing Date as though made on said Closing Date (except to the extent that they expressly relate to an earlier date);

               (d) Where applicable, share transfer forms, notarial deeds and/or certificates related to the Shares duly executed and drawn up in favor of the Buyer (and/or the Affiliates the Buyer may chose to substitute) as set out in
Schedule 3.4(d);

               (e) Where required under applicable laws, minutes of board of directors and/or shareholders' meetings of the Subsidiaries approving the transfer of all outstanding shares held by third parties, in particular by the directors of each relevant Subsidiary;

               (f) Copies of requests for consent and any replies received from the competent Persons in relation to the contracts listed in Schedule 3.4(f) to the effect that said Persons consent to the sale and purchase of the Shares and agree not to exercise any right (whether of termination or otherwise) arising by reason of such transaction, pursuant to any authorization or Contract containing change of control/management provisions or which legal regime requires a prior approval in case of change/management of control; the Controlling Shareholder shall make his best efforts to obtain such consents of said Persons;

               (g) Evidence or written confirmation of the cancellation and release of any and all (i) guarantees granted by the Target Company and the Subsidiaries to any entity not a member of the Target Group and (ii) obligations to Imatrade Inc. with respect to the negotiation, preparation and signature of agreement(s) entered into by the Target Company and/or any of the Subsidiaries with Inamed Medical Products Corporation and its Affiliates;

               (h) The transfer agreements, notarial deeds and share transfer forms whereby the Sellers purchased any and all outstanding Shares and outstanding shares in the Subsidiaries held by third parties, and in particular by the directors of each relevant company, as at the date hereof, all duly completed and signed;

               (i) Except as may otherwise be agreed, resignation letters (confirming the absence of any outstanding claim against the relevant Target Company and the Subsidiaries), effective as at the Closing Date, of all mandataires sociaux of the Target Company and the Subsidiaries and of any members of the Controlling Shareholder's family who are employees of Target Company or any of its Subsidiaries, without any indemnity or payment other than accrued remuneration and benefits through the Closing Date;

               (j) The convening letters for shareholders' and board meetings which will appoint the persons designated by the Buyer in replacement of the legal representatives and directors of the Target Company and the Subsidiaries having resigned pursuant to Section 3.4(i);

               (k) A certified copy of the minutes (confirming, if necessary under applicable Requirements of Law, a positive opinion) with respect to the information and/or consultation of the Target Company' and the Subsidiaries' employee representatives, if any, in connection with the transaction hereof;

               (l) The up-to-date originals of the share transfer register, the shareholders' accounts, as well as the minutes of the board of directors' meetings and the shareholders' meetings of the Target Company and the Subsidiaries or any other similar corporate secretarial documentation (including all documents evidencing ownership title to the shares of the relevant company and all relevant documentation pertaining to the conversion of the Target Company into a French Societe Par Actions Simplifiee and the mergers of Laboratoires d'Esthetique Appliquee S.A. with Corneal Industrie S.A.S. and Corneal Technologies with Corneal Industrie, pursuant to Section 7.3 below);

               (m) A duly executed counterpart of a bank guaranty to be issued by a bank of first rank international reputation substantially in the form attached hereto as Schedule 3.4(m) (the "BANK GUARANTY"). The Bank Guaranty shall be a Demand Guarantee governed by the Uniform Rules for Demand Guarantees of the International Chamber of Commerce (Publication No. 458) and shall provide for payment on first demand upon presentation of a written demand for payment and such accompanying documents as are provided for in Schedule 3.4(m). The Bank Guaranty shall provide for aggregate maximum payments of EUR 30,000,000 (thirty million euros) and, as provided therein, such aggregate maximum payment amount shall be reduced by EUR 10,000,000 (ten million euros) on each of the following dates: (i) the first anniversary of the Closing Date, (ii) eighteen (18) months after the Closing Date, and (iii) twenty-four (24) months after the Closing Date, in each case subject to such amounts not being required to satisfy Claims made in a Claim Notice or deemed made by the Buyer as provided by the Bank Guaranty prior to such dates;

               (n) Documentation setting forth any confidential manufacturing know-how, procedures or techniques used by Target Company and/or its Subsidiaries, in detail sufficient to allow uninterrupted use of such know-how, procedures or techniques notwithstanding the departure from the Target Group of any of the employees or officers thereof and to be made available to the Buyer for review at least one (1) week prior to the Closing Date (provided that the Parties have effectively determined such Closing Date), in the Target Company's premises; and

               (o) A duly signed counterpart of the Consulting Agreements.

It is expressly understood and agreed that the delivery by the Sellers to the Buyer at the Closing of the documents listed in Sections 3.4(a), 3.4(d), 3.4(f), 3.4(l), 3.4(m), and 3.4(n) above constitutes a substantial and determining condition to the Buyer's decision to purchase the Shares, without which the Buyer would not have entered into this Agreement. If any of such documents are not delivered by Seller at Closing, the terms of Section 4.2 shall apply.

               3.5. TRANSFER OF TITLE TO THE SHARES. Title and possession of the Shares shall pass from the Sellers to the Buyer (and/or the Affiliates the Buyer may chose to substitute) on the Closing Date upon the exchange of the documents referred to in Section 3.3 and Section 3.4, and confirmation that irrevocable orders have been given for the payment of the Purchase Price as provided for in
Section 3.2 as well as receipt by the Controlling Shareholder (for themselves and acting as agents for the other Sellers) of satisfactory proof of the payments to be made by the Buyer under Section 3.2.

                                   ARTICLE IV

            CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLERS

The obligations of the Buyer and the Sellers under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following condition:

               4.1. MERGER CONTROL APPROVALS.

               (a) The Parties shall have received all approvals (whether tacit or express and without significant conditions) that are necessary to consummate the transaction contemplated by this Agreement from the following competent Governmental Authorities pursuant to applicable merger control regulations: the German Federal Cartel Office and the Spanish competition authorities.

               (b) The Buyer undertakes to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in order to enable the completion of the condition precedent set out in Section 4.1(a) above as soon as possible in order that the Closing Date fixed by the Parties pursuant to Section 3.1 may be met. The Buyer shall inform the Sellers on a timely manner of the progress made in this respect and shall immediately notify them of the completion of this condition precedent.

               (c) The Sellers undertake to fully cooperate with the Buyer in order to enable the completion of the condition precedent set out in Section 4.1(a) above as soon as possible, in order that the Closing Date fixed by the Parties pursuant to Section 3.1 may be met. The Sellers shall provide the Buyer with all useful information and documents for this purpose.

               4.2. AGREEMENT NULL AND VOID. If on 4 April 2007 at the latest (or on any other date as shall be agreed upon by the Parties), the above condition precedent have not been fulfilled, this Agreement shall lapse and become null and void (except as concerns the confidentiality obligation) and no expenses or damages of any kind shall be due by the Buyer to the Sellers or by the Sellers to the Buyer (other than in case of breach by one of the Parties of its obligations hereunder which results in the Closing failing to take place by such date).

                                   ARTICLE V

             REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF SELLERS

In the context of the Due Diligence, the Buyer and its counsel and accountants have been granted by the Sellers access, in a data room held at Reinhart Marville Torre law offices from 26 June 2006 to 12 July 2006 and 5 October 2006 to 13 October 2006, to documents relating to the Target Company and of the Subsidiaries and their operations; they have been able to proceed with site visits and to meet with certain senior managers of the Target Company and of the Subsidiaries. More generally, they have been able, in the context of the Due Diligence, to make further inquiry which they have deemed useful or necessary prior to entering into this Agreement.

In this context, the Buyer has carried out accounting, financial, legal and tax reviews of the Target Company and the Subsidiaries. Having reviewed the information and documents so provided, the Buyer has thus confirmed its intention to purchase the Shares.

The Controlling Shareholder covenants with the Buyer as provided in this Article V and represents and warrants to the Buyer that each of the statements set forth below is true and correct on the date hereof and will be true as of the Closing Date. The Fund Shareholder and each of the Minority Shareholders represent and warrant to the Buyer that each of the statements set forth in Section 5.1,
Section 5.2, Section 5.3 and paragraphs (a) to (h) of Section 5.4 is true and correct as concerns each of them on the date hereof and will be true as of the Closing Date.

For the avoidance of doubt, the Parties expressly agree that the Controlling Shareholder makes no representation or warranty with respect to (i) the future relations of the Target Company or any of the Subsidiaries with any customers or suppliers subject to provisions of Section 5.19 below, (ii) the validity or tax, labor, financial or any other impact of the operations to be completed prior to the Closing Date pursuant to Section 7.3 below, nor (iii) with regard to the financial or business prospects of the Target Company or any of the Subsidiaries.

The Buyer is not aware of any facts or circumstances not disclosed to the Sellers on the basis of which the Buyer could make an immediate Claim.

               5.1. ORGANIZATION OF SELLERS. The Sellers are individuals with full power to sell their shares or are duly organized or incorporated legal entities, validly existing under their respective laws, with full power to conduct their respective businesses as conducted at the date of this Agreement.

               5.2. AUTHORITY OF SELLERS.

               (a) The execution, delivery and performance of this Agreement by the Sellers, if not individuals, have been duly authorized and approved by the Sellers' respective corporate bodies and do not require any further authorization or consent of the Sellers or their respective shareholders.

               (b) This Agreement and the attached agreements which are to be entered into by the Sellers will, when executed, constitute valid and binding obligations of the Sellers.

               5.3. NO VIOLATION; CONSENTS AND APPROVALS.

               (a) Neither the execution nor the delivery of this Agreement or the other agreements referred to herein nor the performance by the Sellers of their obligations under this Agreement shall, whether by the giving of notice or upon the expiration of a time-limit, or both, conflict with any other agreement, result in a default or loss of rights of any kind, or result in the creation of any Encumbrance and/or in the creation or increase of any contractual obligation to any third party.

               (b) In particular, neither the execution nor the delivery of this Agreement or the other agreements referred to herein, nor the performance by the Sellers of their obligations under the Agreement, shall terminate or otherwise diminish any rights (including but not limited to indemnification rights and Governmental Permits) granted to the Sellers, the Target Company and/or the Subsidiaries.

               (c) Subject to the fulfillment of the conditions precedent, neither the execution and the delivery of this Agreement, nor its performance by the Sellers shall contravene or violate any Requirements of Law and/or Court Orders of any Governmental Authority.

               (d) Other than as referred to in this Agreement:

                    (i) no announcements, consultations, notices, reports or filings are required to be made by any of the Sellers, any Target Company and/or any Subsidiary in connection with the performance of the obligations of the Sellers under this Agreement or in connection with the performance of the obligations of any Sellers, the Target Company and/or the Subsidiaries under the Agreement and/or the related documents; and

                    (ii) no consents, approvals, registrations, authorisations or permits are required to be obtained by the Sellers, any Target Company and/or any Subsidiary in connection with the execution and performance of this Agreement and/or any documents related hereto.

               5.4. ORGANIZATION OF THE TARGET COMPANY AND SUBSIDIARIES.

               (a) The Target Company and the Subsidiaries are companies validly incorporated, registered and existing under the laws of the jurisdiction of their incorporation. The Target Company and the Subsidiaries have the corporate power and authority to own or lease and operate their assets and their business in the manner operated prior to the date hereof.

               (b) Subject to the provisions of Schedule 5.4 (b), the Shares shall represent the entirety of the issued and outstanding share capital and voting rights of the Target Company. The shares in the Subsidiaries held collectively by the Target Company and other Subsidiaries shall, on the Closing Date, represent the entirety of the issued and outstanding share capital and voting rights of the Subsidiaries.

               (c) All the Shares and all the shares of the Subsidiaries shall have been validly issued and fully paid under the applicable legislation in the jurisdiction of incorporation of the relevant Target Company or Subsidiary.

               (d) There is no liability to pay any additional contributions on the Shares and/or on the shares of the Subsidiaries.

               (e) Except pursuant to capital increases of Subsidiaries described in Schedule 5.6(a) and which will be subscribed exclusively by companies of the Target Group, no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital in any Target Company and/or any Subsidiary.

               (f) The Sellers are the sole legal and beneficial owners of the Shares and are entitled to transfer or procure the transfer of the full ownership of the Shares, free and clear of all Encumbrances, to the Buyer on the terms set out in this Agreement. The Target Company and the Subsidiaries, as the case may be, are the sole legal and beneficial owners of the shares of the Subsidiaries, said shares being free and clear of all Encumbrances. There is no pending or threatened claim or litigation with respect to such ownership of shares of the subsidiaries.

               (g) The copies of the organizational documents of the Target Company and the Subsidiaries, as well as the excerpts from the competent companies or trade registry of said Target Company and Subsidiaries are true, complete, up-to-date and said documents comply with the relevant Requirements of Law.

               (h) All returns, resolutions and other documents to be filed with or delivered to the competent companies or trade registry of the Target Company and the Subsidiaries pursuant to applicable Requirements of Law, have been correctly drawn up and duly filed by the appropriate due dates.

               (i) The Target Company's and the Subsidiaries' corporate records and other registers to be kept pursuant to applicable Requirements of Law are up-to-date, have been properly kept.

               (j) The Target Company and the Subsidiaries have drawn up all accounts, ledgers and other financial records according to GAAP and pursuant to applicable Requirements of Law.

               (k) The Target Company and the Subsidiaries have not acted (x) as directors or legal representatives of any company, other than the Target Company or any Subsidiary, as the case may be, and (y) as de facto managers of any company.

               (l) Except as set forth in Schedule 5.4 (l), the Target Company and the Subsidiaries have not been the subject of any criminal penalty related to the conduct of their business activities. To the Controlling Shareholder's Knowledge, no acts or deeds is likely to result in criminal sanctions being imposed on the Target Company and/or the Subsidiaries.

               (m) Except as set forth in Schedule 5.4 (m), the Target Company, the Subsidiaries and their respective legal representatives and employees have, in the conduct of their activities, complied with all material Requirements of Law, and have, where necessary, obtained all requisite authorizations or exemptions.

               (n) The Target Company and the Subsidiaries do not own any equity interests in any other company, any partnership, trust and/or joint venture. The Target Company and the Subsidiaries do not own any equity interests in any other entity in which their liability may be unlimited and never held any such equity interests.

               (o) Except as set forth in Schedule 5.4 (o), the Target Company and the Subsidiaries are not in a state of cessation of payments (cessation de paiements), have not suspended their payments and are not subject to any court-ordered reorganization, insolvency, liquidation or other similar proceedings under any relevant jurisdiction. To the Controlling Shareholder's Knowledge, no events have occurred which, under applicable laws, are likely to justify any such proceedings being instigated against the Target Company and/or the Subsidiaries. Neither Target Company nor any Subsidiary has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due.

               (p) Except as set forth in Schedule 5.4 (p), all corporate reorganizations concerning the Target Company and/or the Subsidiaries and implemented over the last five years have been validly implemented and no liability (notably Tax liability) may arise as a result therefrom for the Target Company and/or the Subsidiaries.

               5.5. FINANCIAL STATEMENTS.

               (a) The Controlling Shareholder and the Buyer have initialed for identification the audited financial statements of the Target Company and of the Subsidiaries as at and for the period ending 31 December 2005 (the "FY 2005 FINANCIAL STATEMENTS" such as set out in Schedule 5.5 (a)) which include (1) the audited consolidated financial statements with all required notes and appendixes for the Target Group, in accordance with French GAAP, and (2) a balance sheet and an income statement, with appropriate notes and appendixes, in accordance with the relevant country's GAAP ("LOCAL GAAP") for the Target Company and each Subsidiary.

               (b) The FY 2005 Financial Statements have been prepared in accordance with GAAP and the Requirements of Law and, are in all material respects, complete and presented in accordance with French and Local GAAP as the case may be. More specifically, the FY 2005 Financial Statements give, in relation to the Target Company and/or the Subsidiaries, a true and fair view of the state of affairs of the Target Company and/or Subsidiaries and/or their assets and liabilities as at 31 December 2005 and of the results thereof for the financial year ended on 31 December 2005. The accounts for each of the last three (3) financial years ended on 31 December were prepared in accordance with the Requirements of Law and French and Local GAAP, as the case may be.

               (c) The Controlling Shareholder and the Buyer have initialed for identification the consolidated financial statements of the Target Group, including appropriate notes, as at 30 June 2006 (the "INTERIM 2006 FINANCIAL STATEMENTS" such as set out in Schedule 5.5 (c)).

               (d) The Interim 2006 Financial Statements have been prepared in accordance with the Requirements of Law, are, in all material respects, complete and presented in accordance with French GAAP. More specifically, the Interim 2006 Financial Statements give, in relation to the Target Group, a true and fair view of the state of affairs of such Target Group and/or its assets and liabilities as at 30 June 2006 and of the results thereof for the financial period ended on 30 June 2006.

               (e) For the period subsequent to the respective financial period being reported and except as set forth in Schedule 5.5 (e), the Target Company and/or the Subsidiaries have not incurred any liabilities which are not reflected or reserved against in the FY 2005 Financial Statements and have not incurred any liabilities which are not be reflected or reserved against in the Interim 2006 Financial Statements, except for liabilities incurred in the ordinary course of business.

               5.6. TITLE.

               (a) The Shares are freely transferable. Except as set forth in
Schedule 5.6 (a), the Target Company and the Subsidiaries have not issued any shares of any kind whatsoever which may give rise, directly or indirectly, to any increase in capital, the issue of shares creating an entitlement to any sum the Target Company and/or the Subsidiaries may distribute, voting rights or rights which may give rise to any restriction on the rights relating to the Shares and/or the shares of the Subsidiaries. Subject to the provisions of
Section 3.4(e), any authorizations necessary prior to the transfer of the Shares and/or the indirect transfer of the shares of the Subsidiaries have been obtained.

               (b) No outstanding payments, damages and/or indemnifications of any kind are due by the Sellers and/or any of the Target Company and the Subsidiaries with respect to the acquisition of the Shares and/or the shares of the Subsidiaries, and there is no basis for any claim against the Target Company or any of the Subsidiaries for any payments, damages and/or indemnifications with respect to the acquisition of the Shares and/or the shares of the Subsidiaries.

               (c) The Target Company and the Subsidiaries have good and marketable title to all of the assets reflected in the Financial Statements and, except as set forth in Schedule 5.6 (c), all assets acquired by them after 31 December 2005 (except for any assets disposed of after 31 December 2005 in the ordinary course of business consistent with past practices) are free of all Encumbrances, except for Permitted Encumbrances.

               5.7. INVENTORIES.

               (a) The inventories (the "INVENTORIES") which appear in the FY 2005 Financial Statements and which appear in the Interim 2006 Financial Statements represent all of the Target Company's and the Subsidiaries' inventories as of 31 December 2005 and 30 June 2006, respectively.

               (b) The Inventories correspond to the Target Company's and the Subsidiaries' business needs in the ordinary course of business and are made up of articles which, in view of their quality and quantity, can be sold or used, once they have become finished goods, in the ordinary course of business and at a price at least equal to their value and consistent with Local GAAP and past practice, after provisions, as set out in the Target Company's and the Subsidiaries' books. The Target Company and the Subsidiaries have not kept in their Inventories consigned merchandise belonging to third parties, and the Target Company and the Subsidiaries have made no undertakings to take back the inventories of their customers, agents, distributors or other representatives.

               (c) The Inventories have not been pledged and the Target Company and the Subsidiaries have full ownership thereof. No securities or sureties have been granted on the Inventories.

               (d) Except as set forth in Schedule 5.7 (d), none of the Target Company and the Subsidiaries' Inventories are held on consignment by third parties.

               5.8. SUBSIDIES. Subject to the provisions of Schedule 5.8, no Target Company and/or Subsidiary has ever received, nor is any Target Company and/or Subsidiary proposing to receive, any aid or subsidy from any Governmental Authority.

               5.9. TAXES.

               (a) All Taxes due by the Target Company and by the Subsidiaries have been or shall be timely paid in full and, in the case of unpaid taxes, have been sufficiently provided for in the FY 2005 Financial Statements and the Interim 2006 Financial Statements.

               (b) The Target Company and the Subsidiaries have properly and in due time filed all Tax Returns required to have been filed on or before the date hereof and the Target Company and the Subsidiaries have kept copies of the filed originals.

               (c) Except as set forth in Schedule 5.9 (c), there is no action, suit, investigation, audit, claim or assessment pending with respect to the Taxes or Tax Returns referred to in clauses (a) and (b), there is no amount due by the Target Company and/or the Subsidiaries as a result of any examination of the Tax Returns referred to in clause (b) by a taxing Governmental Authority.

               (d) There are no liens for Taxes upon the assets of the Target Company and/or the Subsidiaries.

               (e) The Target Company and the Subsidiaries have not entered into any agreements stipulating a delay for the payment of any Taxes.

               (f) No Target Company and/or Subsidiary has been involved in any agreements or arrangements which has given rise to a liability for the payment of any Taxes on any of the Target Company and/or Subsidiaries other than Taxes arising from transactions entered into by them in the ordinary course of business.

               (g) Except as set forth in Schedule 5.9 (g), all transactions between any members of the Target Group have been and are on fully arm's length terms. Except as set forth in Schedule 5.9 (g), there are no circumstances which could cause any tax Governmental Authority to make any adjustment for Tax purposes, or require any such adjustment to be made, to the terms of such transaction, and no such adjustment has been made or attempted in fact.

               (h) All Tax liabilities were recorded in the FY 2005 Financial Statements and have been properly accrued since then in accordance with applicable GAAP. As at the Closing Date, all Tax liabilities shall have been recorded in the Interim 2006 Financial Statements and shall have properly accrued thereafter in accordance with applicable GAAP.

               (i) No action, outside the ordinary course of business, has been taken since 31 December 2005 to reduce availability of tax losses carried forward of the Target Company and/or the Subsidiaries.

               5.10. GOVERNMENTAL PERMITS.

               (a) The Target Company and the Subsidiaries own, hold or possess all required permits, approvals and other authorizations from any competent Governmental Authority that are necessary to entitle said Target Company and Subsidiaries to continue to own, lease or use their assets and to operate their business as operated immediately prior to the date of this Agreement (together, the "GOVERNMENTAL PERMITS").

               (b) The Target Company and the Subsidiaries have complied in all material respects with the terms and conditions of the Governmental Permits. The Governmental Permits are in full force and effect and are not subject to any unusual or onerous conditions.

               (c) The Target Company and the Subsidiaries have not received any notice of any claim which is pending in relation to any Governmental Permit and to the Controlling Shareholder's Knowledge, no such claim has been threatened in writing.

               5.11. ACCREDITATIONS. The Target Company and the Subsidiaries have received all required accreditations to carry out their activities and sell their products, said accreditations having been duly renewed as necessary and the Target Company and the Subsidiaries having always in all material respects complied with said accreditations. No accreditation will be affected by or terminated due to the direct or indirect change of control of the Target Company and/or the Subsidiaries.

               5.12. ASSETS.

               (a) Except as set forth in Schedule 5.12 (a), the Target Company and the Subsidiaries have full title, free of any Encumbrances, to all of the assets (whether real, tangible or intangible) that they own or that are necessary to conduct their business activities as consistently conducted under past practices up to the date hereof.

               (b) All assets (including plants, vehicles, installations, equipment and inventories) necessary to conduct the activities of the Target Company and of the Subsidiaries are in good working order, ordinary wear and tear excepted, and comply with health and safety standards in all material respects.

               (c) Schedule 5.12(c) contains a list of all the real and personal property assets owned or leased by the Target Company and the Subsidiaries; such list is true and complete.

               (d) Except as set forth in Schedule 5.12 (d), there are no claims or Actions relating to any of the assets owned or leased by the Target Company and/or by the Subsidiaries or which may negatively affect their normal use, occupation or value.

               (e) The Target Company and the Subsidiaries have not entered into or granted any option or right to purchase, lease or occupy, except to the Target Company and/or Subsidiaries, as the case may be, the assets which they own or lease, nor are the Target Company and/or the Subsidiaries party to any option or agreement requiring or entitling them to acquire or lease any assets other than those which they currently own or lease.

               (f) Except as set forth in Schedule 5.12 (f), the premises in which the Target Company and the Subsidiaries conduct their business pursuant to commercial leases or sub-leases are validly occupied and registered with the competent registry or other Governmental Authorities to the extent applicable under local Requirements of Law.

               (g) No Target Company and/or Subsidiary depends in any material respect on the use of assets owned by, or facilities and services provided by the Sellers.

               (h) No Subsidiary has received a notice from any Governmental Authority (or, to the Controlling Shareholder's Knowledge, have been threatened thereof) of expropriation relating to the real property assets it owns.

               (i) Except as set forth in Schedule 5.12 (i), where any assets are used but not owned by the relevant Target Company and/or Subsidiary or any facilities or services are provided to any of the Target Company and/or Subsidiaries by any third party, there has not occurred any event of default or any other event or circumstance which entitles any third party to terminate any material agreement or license in respect of the provision of such assets, facilities or services.

               (j) Any lease of the assets of the Target Company and/or the Subsidiaries is in a form and on terms which are not contrary to the corporate interests of the Target Company and/or of the Subsidiaries and do not constitute an abnormal management decision.

               5.13. INTELLECTUAL PROPERTY; SOFTWARE.

               (a) The Target Company and the Subsidiaries either validly own the entire right, title and interest in and to the Intellectual Property and Software actually used in the conduct of their business as currently conducted, free and clear of any Encumbrances other than a Permitted Encumbrance, or have a valid and enforceable contractual right or license to use the same in the conduct of their business as currently conducted. Such Intellectual Property and Software, and the names of the corresponding owners and applicants, is contained in Schedule 5.13(a). All material transactions relating to them have been registered within applicable time limits;

               (b) All applications, filings, registrations and renewals for the Intellectual Property and Software have been made and to the Controlling Shareholder's Knowledge, all Taxes, fees or duties due for payment at the date hereof have been paid in this respect;

               (c) None of the operations of the Target Company and/or the Subsidiaries infringes or is likely to infringe the rights of any other Person. No claim has been made by a third party which alleges that the operations of a Target Company and/or a Subsidiary infringe, or are likely to infringe, the rights of any other Person or which otherwise disputes the right of a Target Company and/or a Subsidiary to use the Intellectual Property and Software owned or used by the Target Company and by the Subsidiaries and/or the Controlling Shareholder's Knowledge, no circumstances are likely to give rise to such claims;

               (d) To the Controlling Shareholder's Knowledge and subject to the provisions of Schedule 5.13(d), there exists no infringement by any Person of the Intellectual Property and Software of the Target Company and the Subsidiaries;

               (e) No proceedings are pending nor, to the Controlling Shareholder's Knowledge, have any been threatened in writing against the Target Company and/or the Subsidiaries that challenge the validity, ownership or right to use any Intellectual Property and Software owned or used by them and, to the Controlling Shareholder's Knowledge, there is no basis for such proceedings; and

               (f) Except as set forth in Schedule 5.13 (f), the Target Company and/or the Subsidiaries have not granted licences on any Intellectual Property or Software owned or used by them other than, in the ordinary course of business, to their customers. Where said Target Company and/or Subsidiaries benefit from such licences, said licences have been granted under terms that are not contrary to the corporate interests of the Target Company and/or the Subsidiaries and do not constitute abnormal management decisions, and the Target Company and/or Subsidiaries are not in material breach of any of their obligations thereunder.

               5.14. CONFIDENTIAL INFORMATION.

               (a) To the Controlling Shareholder's Knowledge, except as set forth in Schedule 5.14 (a), all material confidential information of the Target Company and/or the Subsidiaries, or which has been used by the Target Company and/or the Subsidiaries, has been kept confidential and has not been disclosed to third parties, except in the ordinary course of business and subject to written confidentiality obligations from the third party and except as possibly disclosed to the Buyer in the context of the negotiations of the Agreement. To the Controlling Shareholder's Knowledge, the confidentiality obligations of the Target Company and/or the Subsidiaries have not been breached in any material respects.

               (b) To the Controlling Shareholder's Knowledge, none of the operations of the Target Company and/or the Subsidiaries involves the unauthorised use of confidential information disclosed in circumstances which might entitle a third party to make a claim against a Target Company and/or a Subsidiary.

               5.15. DISCLOSURE, ASSIGNMENT AND INVENTIONS.

               (a) Except as set forth in Schedule 5.15 (a), each of the employees, mandataires sociaux and independent contractors of the Target Company and/or the Subsidiaries who, either alone or with others, has created, developed or invented Intellectual Property and Software for the Target Company and/or the Subsidiaries has entered into a written agreement which obliges them to assign the Intellectual Property Rights and Software to the Target Company and/or the Subsidiaries, as the case may be; any such employees, mandataires sociaux and independent contractors who are Sellers hereby agree, if and to the extent necessary, to make such assignments that the Buyer or its Affiliates may request in the future.

               (b) No claims have been made, or to the Controlling Shareholder's Knowledge, threatened in writing, by present or former mandataires sociaux, employees or independent contractors of the Target Company and/or the Subsidiaries and are outstanding in any jurisdiction for inventor compensation or anything similar.

               5.16. DOCUMENTATION. Records, files and documents have been accurately maintained for all material Intellectual Property owned or used by the Target Company and the Subsidiaries and the records, files and documents are in the possession of the Target Company and the Subsidiaries or under their control.

               5.17. INFORMATION TECHNOLOGY.

               (a) Except as set forth in Schedule 5.17 (a), the Internal IT Systems are either owned by, or properly licensed or leased from a third party (which, for the avoidance of doubt, does not include a Seller) to, the Target Company and/or the Subsidiaries. Except as set forth in Schedule 5.17 (a), the relevant Target Company and/or Subsidiaries are not in default of any material obligation under the licences or leases and, to the Controlling Shareholder's Knowledge, there are no grounds on which they are likely to be terminated;

               (b) Except as set forth in Schedule 5.17 (b), the Internal IT Systems of the relevant Target Company and/or Subsidiaries are operated by each relevant Target Company or Subsidiary;

               (c) The Target Company and/or the Subsidiaries have binding and sufficient maintenance and support contracts with third parties for the Internal IT Systems;

               (d) To the Controlling Shareholder's Knowledge, the Internal IT Systems have not failed to any material extent, over the last twelve months.

               5.18. NO VIOLATION, LITIGATION OR REGULATORY ACTION.

               (a) There are no Actions pending, and/or to the Controlling Shareholder's Knowledge, threatened in writing against any of the Sellers that could impair the ability of any of the Sellers to sell the Shares to the Buyer and perform their obligations under this Agreement.

               (b) As of the date hereof, except as set forth in Schedule 5.18
(b), there are no Actions pending, and/or to the Controlling Shareholder's Knowledge, threatened against the Target Company and/or the Subsidiaries.

               5.19. CONTRACTS.

               (a) Except as set forth in Schedule 5.19(a), the Target Company and/or the Subsidiaries are not a party to:

                    (i) Any Contract providing for the payment by the Target Company and/or the Subsidiaries to any Employee of any severance payment or any other financial compensation in the event of the change in control of the Target Company and indirect change of control of the Subsidiaries;

                    (ii) Any Contract prohibiting any of the Target Company and/or the Subsidiaries from engaging in any line of business or competing with any Person;

                    (iii) any commercial Contract which involves or is likely to involve expenditures exceeding, annually, the amount of EUR 75,000 (seventy five thousand euros);

                    (iv) Any Material Contract which may not be terminated with more than a six-month prior notice and/or any Contract which could give rise to any penalty or damages being paid as a result of such a termination;

                    (v) Any Contract rendering any of the Target Company and/or Subsidiaries liable, by guaranty, suretyship agreement, indemnification agreement, earn-out provision or otherwise in excess of EUR 75,000 (seventy five thousand euros);

                    (vi) Any Contract with the respective legal representatives of the Target Company and/or the Subsidiaries (or with any entity in which said legal representatives have a similar position), except for the obligation to pay compensation and reimburse ordinary and necessary expenses, as regards individuals, incurred in connection with their duties and/or under any valid employment contract entered into by the Target Company and/or the Subsidiaries, as the case may be;

                    (vii) Any Contract with distributors or other sales representatives in connection with the sale of any products or services of the Target Company and/or the Subsidiaries;

                    (viii) Any Contract containing restrictions with respect to the payment of dividends or any other distribution with respect to the Shares and/or the shares of the Subsidiaries;

                    (ix) Any Contracts not entered into in the ordinary course of business or in conformity with the corporate interests of the Target Company and/or of the Subsidiaries or that constitute abnormal management decisions; and

                    (x) Any Contract granting any guarantee or security of any kind to any of the Sellers or their Affiliates.

               (b) Set out in Schedule 5.19(b) is a list of each of the Material Contracts other than Contracts with Employees. All of the Material Contracts are valid and binding in accordance with their respective terms. The Target Company and the Subsidiaries are not materially in default or in arrears, or accused thereof in writing, under any of the terms thereof. No default by any other party to any Material Contract is known or claimed by the Target Company and the Subsidiaries to exist. Subject to the provisions of Schedule 5.19(b), none of the Material Contracts have been modified as compared with the versions thereof reviewed by the Buyer in the course of its pre-acquisition review.

               (c) During the last twelve (12) months, no material customer of or supplier to any Target Company and/or Subsidiary:

                    (i) has ceased to deal with a Target Company and/or a Subsidiary; or

                    (ii) has indicated in writing an intention to cease to deal with such Target Company and/or Subsidiary, either in whole or in part as a result of this Agreement or otherwise.

For the purposes of this provision, "material" customer or supplier shall mean customers and suppliers for which annual sales or purchases by a given Target Company or Subsidiary amount to more than EUR 75,000 (seventy five thousand euros) in respect of the above twelve (12) month period.

               (d) No guarantees granted by any of the Target Company and/or Subsidiaries remain in force.

               5.20. EMPLOYEE RELATIONS.

               (a) Set out as Schedule 5.20(a) is the list of all employees working for the Target Company and the Subsidiaries (including temporary personnel and their employer, annual base salary, title and date of hire, bonus packages and benefits in kind (all such employees are referred to as the "EMPLOYEES"). There are no consultants or other persons who do not have the status of salaried employees but who regularly collaborate in the operations of any of the Target Company and/or Subsidiaries other than external professional advisers.

               (b) Except as set forth in Schedule 5.20 (b), none of the Employees whose annual gross base salary exceeds EUR 60,000 (sixty thousand euros) has made it known to the Target Company and/or the Subsidiaries that he/she intends to terminate his/her employment contract, in particular as a result of the transfer of the Shares to the Buyer.

               (c) Except as set forth in Schedule 5.20 (c), the Target Company and the Subsidiaries have complied in all material respects with all obligations imposed on them by the Requirements of Law, collective agreements and all contractual obligations owed to or in respect of the Employees, temporary personnel and former employees, in particular in terms of employment, dismissal, working conditions, including working hours, and employee representation.

               (d) The Target Company and the Subsidiaries have submitted in a timely manner all social security declarations and all social security or labor Taxes and charges owed by them have been paid on their due date and for those which are not yet due, are sufficiently reserved in the FY 2005 Financial Statements and the interim 2006 Financial Statements.

               (e) There are no on-going social plans ("plan de sauvegarde de l'emploi" in France) in the Target Company or any of the Subsidiaries and, except as set forth in Schedule 5.20 (e), all past restructurings, collective dismissals and social plans have been validly implemented and may not give rise to any liability of the Target Company and/or Subsidiaries.

               (f) Except as set forth in Schedule 5.20 (f), none of the Target Company and/or Subsidiaries has received written notice of any claim (whether statutory or contractual) nor has any liability for breach of contract been incurred in relation to any Employee or former employee of the Target Company and/or the Subsidiaries.

               (g) No strike or other industrial action exists between any of the Target Company and/or Subsidiaries and its Employees, workers' representatives and/or a trade union representing the Employees and to the Controlling Shareholder's Knowledge, the latter have not notified their intention to engage in any such strikes or actions.

               (h) Since 1 January 2006, except as set forth in Schedule 5.20
(h), no written proposal has been made and no agreement has been reached by the Target Company and/or the Subsidiaries regarding any terms of employment in respect of any of the Employees or to increase the remuneration and/or benefits in kind of the Employees and/or directors and legal representatives, except in the ordinary course of business or pursuant to any Requirements of Law.

               (i) No Target Company and/or Subsidiary has in existence, or is proposing to introduce, any share incentive scheme, share option scheme or profit sharing, bonus, commission or other such incentive scheme for any director, legal representative or Employees, other than the applicable schemes required under the Requirements of Law.

               (j) The Target Company and/or the Subsidiaries are party to formal signed contracts of employment with all of the Employees.

               (k) Except as set forth in Schedule 5.20 (k), the Target Company and/or the Subsidiaries have maintained, adequate and suitable records regarding the service of each Employee and regarding the termination of employment of any former employee.

               (l) Except as necessary under the Requirements of Law, there are not in existence any retirement, death or disability schemes for legal representatives, directors or Employees or any obligations to or in respect of any present or past legal representatives, directors or employees with regard to retirement, redundancy, death, sickness or disability pursuant to which any Target Company and/or Subsidiary is or may become liable to make any payments other than provided under Requirements of Law.

               (m) All amounts payable by the relevant Target Company and/or Subsidiaries under the schemes described in subparagraph (l) above have been timely paid by the relevant Target Company and/or Subsidiaries and for those not yet due are sufficiently provided for in the FY 2005 Financial Statements and, the Interim 2006 Financial Statements.

               (n) Save for advances on Employees' bonuses (a list of which is attached as Schedule 5.20(n) and business expenses, there are no loans owing to any Target Company and/or Subsidiary by any director, legal representative, Employee or former employee.

               (o) Except as set forth in Schedule 5.20 (o), the Target Company and/or the Subsidiaries are in compliance with all applicable material health and safety Requirements of Law and are not liable to any Employee or former employee in respect of any accident, injury and/or sickness.

               (p) Except as set forth in Schedule 5.20 (p), the Target Company and the Subsidiaries have not granted any significant benefits in kind to their Employees (and/or past employees) other than company cars to members of the top management and the sales representatives and have not allowed any Employees to carry forward vacation benefits exceeding ten (10) days from prior periods.

               (q) Except as set forth in Schedule 5.20 (q), the amount of bonuses granted by the Target Company and the Subsidiaries to the Employees over the last three (3) fiscal years never exceeded EUR 6,000 (six thousand euros) in aggregate, per annum, and such amount shall not significantly vary in 2006;

               (r) Mrs. Chantal Kita and Mr. Franck Kita are the sole members of the Controlling Shareholder's family who are currently employed in the Target Group.

               5.21. INSURANCE.

               (a) Schedule 5.21(a) contains the list of all insurance policies in force taken out by the Target Company and/or the Subsidiaries in the context of their business. No notice of termination of any such policy has been received. The Target Company and/or the Subsidiaries are properly insured in respect of their activities in line with normal industry practice applicable to such activities.

               (b) All insurance premiums payable by the Target Company and/or by the Subsidiaries have been paid by the relevant Target Company and/or Subsidiaries and the Closing will not have the effect of terminating, or entitling any insurer to terminate, cover under any such insurance.

               (c) No claim in excess of EUR 25,000 (twenty five thousand euros) is outstanding by any of the Target Company and/or Subsidiaries under any such policy of insurance and, to the Controlling Shareholder's Knowledge, there are no circumstances giving rise to such a claim.

               5.22. PRODUCT LIABILITY.

               (a) To the Controlling Shareholder's Knowledge, no product manufactured, by the Target Company and/or the Subsidiaries has any defect capable of giving rise to an Action by a purchaser or user of the product or by a third party, for bodily injury or material damage.

               (b) Except as set forth in Schedule 5.22 (b), there exists no product liability claim or Action against any of the Target Company and /or Subsidiaries.

               5.23. ACCOUNTS RECEIVABLE.

               (a) Attached hereto, for information purposes as Schedule 5.23(a), is a list of the accounts receivable of the Target Company and Subsidiaries as at 30 June 2006, indicating the amount of any provisions for bad debts (to the extent made consistently with past practice) with respect thereto.

               (b) All of the accounts receivable of the Target Company and the Subsidiaries as of the last day of the month immediately preceding the Closing Date are valid and, except as set forth in Schedule 5.23(b)(i), will be paid no later than twelve (12) months after their due date under their specified trade terms or, where no specified trade terms are applicable, the past accounting practice of the relevant Target Company and/or Subsidiary, net of any reserves made in accordance with past practices (to the extent consistent with applicable GAAP). For purposes of the indemnification provisions of Article VIII, (i) the difference (if any) between the aggregate amounts of such accounts receivable and the amounts actually collected within such periods shall be treated as a single Claim (as defined in Section 8.4) even if more than one request for payment of amounts due is made, and (ii) accounts receivable shall be taken into account for this purpose only if the Buyer or its Affiliates (including the Target Company and the Subsidiaries after the Closing) have attempted to obtain collection of such accounts receivable using collection procedures at least equivalent to those described in Schedule 5.23(b)(ii). The Controlling Shareholder shall provide the Buyer, not more than forty-five (45) days after the Closing Date, with a list of the accounts receivable as of the last day of the month immediately preceding the Closing Date and reserves made with respect thereto, certified by Ernst & Young to be accurate, complete and consistent with past practices (to the extent consistent with applicable GAAP). For this purpose, the Controlling Shareholder shall have reasonable access to the relevant documentation and to the employees in the Target Group who assisted with the preparation of the list of accounts receivable and reserves.

               (c) Until the Closing Date, all inter-company trade payables and all inter-company trade receivables, as the case may be, payable by or to the Target Company and/or the Subsidiaries shall continue to be paid on their due date and under normal commercial terms.

               5.24. COMPLIANCE WITH LAWS.

               (a) Each of the Target Company and/or Subsidiaries has conducted its business and corporate affairs in accordance with its memorandum and articles of association, by-laws or other equivalent constitutional documents in the relevant jurisdiction and in all material respects in accordance with all applicable Requirements of Law and/or Court Orders of the relevant jurisdictions.

               (b) The Target Company and/or the Subsidiaries are not the subject of any Actions relating to non-compliance with national or European Union Requirements of Law applicable with respect to competition and commercial law and to the Controlling Shareholder's Knowledge, no such Actions have been threatened against the Target Company and/or the Subsidiaries on that basis.

               5.25. OPERATIONS SINCE 30 JUNE 2006. Except for changes in the ordinary course of business, since 30 June 2006, except as set forth in Schedule 5.25, there have been no material changes in the assets, liabilities, results of operations or financial condition of the Target Company and/or Subsidiaries. Since 30 June 2006, the Target Company and/or the Subsidiaries have conducted their business in the ordinary course and consistently with past practices and, in particular, have not taken any action with the purpose of and resulting and negatively affecting the Working Capital in an unusual way in light of past practices.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES AND UNDERTAKINGS OF
                          ALLERGAN, INC. AND THE BUYER

Allergan, Inc. and the Buyer hereby represent and warrant to the Sellers as follows:

               6.1. ORGANIZATION OF BUYER. The Buyer is now in formation and will be at Closing a duly organized and registered company and validly existing under the laws of France. The statuts of the Buyer will expressly provide for this Agreement to be assumed by the Buyer upon its registration at the commercial and companies registry.

               6.2. AUTHORITY OF BUYER.

               (a) The execution, delivery and performance of this Agreement by the Buyer and Allergan, Inc. have been duly authorized and approved by their corporate bodies and do not require any further authorization or consent of Allergan, Inc., the Buyer or their shareholders.

               (b) This Agreement and the attached agreements which are to be entered into by Allergan, Inc. and the Buyer will, when executed, constitute valid and binding obligations of Allergan, Inc. and the Buyer.

               6.3. NO VIOLATION; CONSENTS AND APPROVALS.

               (a) Neither the execution nor the delivery of this Agreement or the other agreements referred to herein nor the performance by Allergan, Inc. and/or by the Buyer of its obligations under this Agreement shall, whether by the giving of notice or upon the expiration of a time-limit, or both, conflict with any other agreement, result in a default or loss of rights of any kind, or result in the creation of any Encumbrance.

               (b) Neither the execution and the delivery of this Agreement, nor its performance by Allergan, Inc. and/or by the Buyer shall contravene or violate any Requirements of Law or Court Orders of any Governmental Authority.

               (c) Other than required under applicable Requirements of Law:

                    (i) no announcements, consultations, notices, reports or filings are required to be made by Allergan, Inc. and/or by the Buyer in connection with the performance of the obligations of Allergan, Inc. and/or of the Buyer under this Agreement or in connection with the performance of the obligations of Allergan, Inc. and/or of the Buyer under the Agreement and/or the related documents; and

                    (ii) no consents, approvals, registrations, authorisations or permits are required to be obtained by Allergan, Inc. and/or by the Buyer in connection with the execution and performance of this Agreement and/or any documents related hereto.

               6.4. NO VIOLATION, LITIGATION OR REGULATORY ACTION. As of the date hereof, there are no Actions pending or, to the knowledge of Allergan, Inc. and of the Buyer, threatened against Allergan, Inc. and/or the Buyer that are reasonably expected to materially impair the ability of Allergan, Inc. and/or of the Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

               6.5. PURCHASE PRICE. Allergan Inc. and the Buyer have (and on the Closing Date will have) immediately available on an unconditional basis (subject only to Closing) the necessary cash resources to pay the Purchase Price and meet their other obligations under this Agreement.

                                   ARTICLE VII

                        ACTIONS PRIOR TO THE CLOSING DATE

               7.1. CONDUCT OF BUSINESS.

Between the date hereof and until the Closing Date, except as provided in
Section 7.3, the Controlling Shareholder shall cause the Target Company and the Subsidiaries to operate their business in the ordinary course and consistently with past practices. In particular, the Target Company and the Subsidiaries shall not without the Buyer's prior written consent:

               (a) Sell, assign, transfer or lease any of their real property, tangible or intangible assets, or enter into any agreement or other arrangement for the acquisition or sale of such assets or properties, other than in the ordinary course of business;

               (b) Make or agree to make any payment other than in the ordinary and usual course of trading;

               (c) Settle or enter into any settlement with respect to any claim, suit or cause of action other than in the ordinary course of business or involving an amount of more than EUR 75,000 (seventy-five thousand euros) per settlement and, as concerns Employees, EUR 25,000 (twenty five thousand euros) per settlement;

               (d) Hire or dismiss any senior Employee and/or a substantial amount of Employees, grant to any Employee any option rights and/or any special benefits other than provided by Requirements of Law;

               (e) Acquire any shares, equity interests or other interests in any company, partnership, trust, joint venture or other entity the partners of which are unlimitedly liable;

               (f) Except pursuant to capital increases of Subsidiaries described in Schedule 5.6(a), issue or agree to issue any share or loan capital or other similar interest;

               (g) Decide any distribution of dividends or interim dividends to the benefit of their shareholders, or pay them, and/or any Seller or any of their Affiliates, bonuses, option rights, royalties or special benefits;

               (h) Enter into any Contract (or series of related Contracts) which is of a long term or unusual nature (a "long term nature" meaning that the Contract, liability or commitment is not capable of performance within twelve
(12) months after the date on which it is entered into or undertaken or cannot be terminated on less than six (6) months' notice except those involving a liability of less than EUR 35,000 (thirty five thousand euros); or involving an obligation of a material nature or magnitude (a liability for expenditure in excess of EUR 75,000 (seventy five thousand euros) being included as material for this purpose); and

               (i) Take any actions with a purpose of and/or resulting in negatively affecting the Working Capital in an unusual way in light of past practices.

               7.2. FINANCIAL REPORTS.

               (a) The Parties acknowledge and agree that the Buyer will need to prepare financial statements and reports concerning Buyer's consolidated operations and reportable segments and product lines on a quarterly basis, in conformity with generally accepted accounting principles in the United States of America ("US GAAP") and requirements of the U.S. Securities and Exchange Commission and the New York Stock Exchange, and that it is an essential and determining condition of the Buyer's agreements hereunder that it be in a position to do so with respect to the activities and products of the acquired Target Group after the Closing Date. For this purpose, the Sellers have agreed to implement, beginning 25 October 2006, in cooperation with the Buyer and its advisors, a program described in Schedule 7.2 to allow the Buyer to prepare the financial information and reports described in such Schedule. Such program will be implemented by Deloitte, in accordance with the work program described in
Schedule 7.2 and in cooperation with personnel of the Target Company. The Parties' obligations, in particular those of the Buyer under this Agreement, shall not be affected by the contents of the accounts to be prepared under such program. The fees and expenses of Deloitte in connection with such program shall be borne entirely by the Buyer.

               (b) The Controlling Shareholder and the Buyer undertake to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in order to enable the timely preparation of the financial reports mentioned in Section 7.2(a) above. In particular, the Sellers will ensure that the Target Group provides prompt and complete access to its personnel and facilities for the purpose of the program described in Schedule 7.2, including work space for a maximum of ten (10) individuals.

               (c) The Buyer shall inform the Sellers should any matter arise that would prevent the timely preparation of the financial reports mentioned in
Section 7.2(a) above. Should any such matter be identified, the Buyer and the Controlling Shareholder shall consult concerning potential remedial steps. The Parties acknowledge and agree that it will be possible to proceed with the Closing on 2 January 2007 only if Step 8.0 in the program described in Schedule
7.2 is completed prior to 22 December 2006. In the event that such Step is not completed by this date, for reasons that are not attributable to the Buyer or its advisors, the Buyer and the Controlling Shareholder shall meet and agree in good faith within one (1) week on a deferred Closing Date, which will be determined in light of the then-anticipated completion date of the program described in Schedule 7.2 (it being understood that the Buyer may only request one deferral of the Closing Date to the earliest possible date pursuant to this
Section 7.2 and may not further defer the Closing

Date, even if the program described in Schedule 7.2 is not completed, without limitation on the obligations of the Sellers under Section 7.2(b)).

               7.3. REORGANIZATION OF THE TARGET GROUP.

As requested by the Buyer, between the date hereof and 31 December 2006:

               (a) The Target Company shall be duly converted from its current organization as a French Societe Anonyme to a French Societe Par Actions Simplifiee, with all the rights and privileges thereof; and

               (b) The Subsidiary Laboratoires d'Esthetique Appliquee S.A. shall be merged with the Subsidiary Corneal Industrie S.A.S. so that Corneal Industrie S.A.S. will be the surviving entity; it being understood that the merger shall be deemed realized upon the expiration of the thirty (30) day period for opposition by the merged Subsidiary's creditors; and

               (c) The Subsidiary Corneal Industrie SAS shall purchase 100% of the shares of the Subsidiary Corneal Technologies from the Target Company and immediately after such purchase, the Subsidiary Corneal Technologies shall be merged with the Subsidiary Corneal Industrie SAS so that Corneal Industrie SAS will be the surviving entity; it being understood that the merger shall be deemed realized upon the expiration of the thirty (30) day period for opposition by the merged Subsidiary's creditors.

Without limitation on Schedule 8.2(c), all costs and expenses associated with the operations described in Section 7.3(a) and Section 7.3(b) above shall be borne by the relevant Target Companies. The Sellers shall promptly notify the Buyer in writing of any and all delays or difficulties in the implementation of said operations. The Buyer and the Sellers shall then cooperate to resolve any such delays or difficulties. It is expressly understood and agreed that the Sellers will not indemnify the Buyer and/or the Target Company or any of the Subsidiaries for any Loss arising directly from the operations described in
Section 7.3(a) and Section 7.3(b).

                                  ARTICLE VIII

                                 INDEMNIFICATION

               8.1. GENERAL INDEMNITY.

               (a) The Controlling Shareholder, the Fund Shareholder and each of the Minority Shareholders undertake to indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries from and against (i) any and all Losses incurred by the Buyer and/or the Target Company and/or any of the Subsidiaries resulting from any breach, inaccuracy of, or omission in, any representation or warranty mentioned in Section 5.1, Section 5.2, Section 5.3 and paragraphs (a) to (h) of Section 5.4 of this Agreement, and/or (ii) any breach by any of the Sellers of, or failure by any of the Sellers to perform, any of the undertakings or obligations pursuant to this Agreement, in proportion of their respective shareholding in the Target Company.

               (b) The Controlling Shareholder undertakes to indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries from and against any and all Losses incurred by Buyer and/or the Target Company and/or any of the Subsidiaries resulting from (i) any breach, inaccuracy of, or omission in, any representation or warranty of the Controlling Shareholder contained in Sections
5.4 to 5.25 of this Agreement and/or the certificate issued pursuant to Section 3.4(a), or (ii) any breach by any of the Sellers of, or failure by any of the Sellers to perform, any of the undertakings or obligations pursuant to this Agreement.

               (c) The indemnification provided for in Section 8.1(a) and
Section 8.1(b) shall, save as otherwise provided in Section 8.2, terminate on the second anniversary date of the Closing Date (and no claims shall, save as otherwise provided in Section 8.2, be made by the Buyer under Section 8.1(a) or
Section 8.1(b) thereafter), except that the indemnification by the Sellers shall continue as to any Losses of which the Buyer has notified the Sellers in accordance with the requirements of Section 8.4 or Section 8.5, as the case may be, on or prior to the end of such two-year period, as to which the obligation of the Sellers shall continue solely with respect to the specific matters in such notice until their liability shall have been determined pursuant to this
Article VIII and the Buyer shall have received any indemnification required in accordance with this Article VIII.

               (d) By way of exception to the principles set forth in Section 8.1(c), the Sellers' indemnification obligation related to any Tax and labor matters shall terminate six (6) months after the expiry of the relevant statute of limitations in each jurisdiction concerned.

               (e) Misrepresentations which do not create a Loss shall not trigger a right of indemnification. A misrepresentation or breach of warranty shall create a right of indemnification hereunder only if the misrepresentation or breach arises from facts and circumstances occurring prior to or on the Closing Date.

               8.2. SPECIAL INDEMNITIES.

          The Controlling Shareholder undertakes to indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries from and against any and all Losses incurred by Buyer and/or the Target Company and/or any of the Subsidiaries resulting from the matters described in Schedule 8.2. Notwithstanding any provision of this Agreement to the contrary:

               (a) with respect to the matters described in Schedule 8.2(a), a Claim Notice may be notified to the Controlling Shareholder at any time prior to the second (2nd) anniversary of the Closing Date and the Controlling Shareholder shall indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries only for 50% (fifty percent) of the Losses incurred, and the obligation of the Controlling Shareholder to indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries shall not be subject to the limitations set forth in Section 8.6(a); and

               (b) with respect to the matters described in Schedule 8.2(b), a Claim Notice may be notified to the Controlling Shareholder at any time prior to the fourth (4th) anniversary of the Closing Date, and the obligation of the Controlling Shareholder to indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries shall not be subject to the limitations set forth in Section 8.6(a) and Section 8.6(b).

               (c) with respect to the matters described in Schedule 8.2(c), a Claim Notice may be notified to the Controlling Shareholder at any time prior to the applicable statute of limitations, and the obligation of the Controlling Shareholder to indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries shall not be subject to the limitations set forth in
Section 8.6(a).

               (d) with respect to the matters described in Schedule 8.2(d), a Claim Notice may be notified to the Controlling Shareholder at any time prior to the first (1st) anniversary of the Closing Date, and the obligation of the Controlling Shareholder to indemnify and hold harmless the Buyer and/or the Target Company and the Subsidiaries shall not be subject to the limitations set forth in Section 8.6(a).

               8.3. INDEMNIFICATION BY BUYER.

               (a) The Buyer and Allergan, Inc. agree to indemnify and hold harmless the Sellers (in proportion of their respective shareholding in the Target Company) from and against any and all Losses incurred by the Sellers in connection with or arising from (i) any breach, inaccuracy of, or omission in, any representation or warranty of the Buyer or Allergan, Inc. contained in this Agreement and/or the certificate referred to in Section 3.3, and (ii) any breach by the Buyer or Allergan, Inc. of, or failure by the Buyer or Allergan, Inc. to perform, any of the undertakings or obligations contained in this Agreement.

               (b) The indemnification provided for in Section 8.3(a) shall, except as otherwise provided in this Agreement, terminate on the second (2nd) anniversary date of the Closing Date (and no claims shall, except as otherwise provided in this Agreement, be made by the Sellers under Section 8.3(a) thereafter), except that the indemnification by the Buyer and Allergan, Inc. shall continue as to any Losses of which any of the Sellers has notified the Buyer and Allergan, Inc. in accordance with the requirements of Section 8.4 or
Section 8.5, as the case may be, on or prior to the end of such two (2) year period, as to which the obligation of the Buyer shall continue solely with respect to the specific matters in such notice until the liability of the Buyer or Allergan, Inc. shall have been determined pursuant to this Article VIII, and the Buyer or Allergan, Inc. shall have indemnified the Sellers in accordance with this Article VIII.

               8.4. NOTICE OF CLAIMS.

               (a) Within thirty (30) days after the Buyer or any of the Sellers seeking indemnification hereunder (the "INDEMNIFIED PARTY") becomes aware of the facts giving rise to such claim for indemnification (a "CLAIM"), the Indemnified Party shall give to the Party to which such claim for indemnification is made (the "INDEMNITOR") a notice of claim (a "CLAIM NOTICE"). The Claim Notice shall describe in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include (if then known) the amount or estimated amount as well as the method of computation of the amount or estimated amount of such claim, and a reference to the provision of this Agreement upon which such claim is based.

               (b) To the extent that any breach by the Sellers of the representations and warranties contained herein, or any liability referred to in this Article VIII is capable of remedy, the Buyer shall afford the Sellers a reasonable opportunity to remedy such breach or liability prior to pursuing a Claim. The amount of indemnification to which an Indemnified Party shall be entitled under this
Article VIII shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) failing such agreement within thirty (30) days of receipt of a Claim Notice, by a decision of a court of competent jurisdiction that is enforceable notwithstanding appeal. The amount of indemnification shall be paid by the Indemnitor to the Indemnified Party by wire transfer of immediately available funds (i) if said amount is determined by a court of competent jurisdiction, no later than one (1) month after receipt by the Indemnitor of notice from the Indemnified Party of the amount due, including in such notice a copy of the decision of the court in question or (ii) if said amount is agreed between the Parties, within one (1) month after final agreement has been reached in this respect. The Indemnitor shall pay interest on the amount of indemnification due for a Loss (such as a payment to a third party) from the date such Loss is actually suffered until the date payment of the indemnification due is made, at the French legal rate of interest as from time to time in effect, unless a higher amount of interest is included in a decision of a court determining the amount of indemnification due, or in such a decision the court expressly determines that no interest is payable.

               (c) The Indemnified Party shall have the burden of proof in establishing the amount of Losses suffered by it.

               8.5. THIRD PARTY CLAIMS.

               (a) In the case of a claim or demand of any kind made by any third party (including in Tax and labor related matters), the Indemnified Party shall notify the Indemnitor in writing, and in reasonable detail (including a copy of any written notice of such claim), of the third party claim within thirty (30) days after receipt by such Indemnified Party of written notice of the third party claim (including any pending or threatened Tax or labor or social security related audits, examinations or assessments that may materially affect the liabilities for which the Sellers might be required to indemnify the Buyer pursuant to this Article VIII), or, if the time limit to answer to said third party claim is less than said period, prior to the expiration of one half of such period. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within one (1) month after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received relating to the third party claim, or, if the time limit to answer to said third party claim is less than said period, within one half thereof. Any Claim Notice pursuant to this Section 8.5 by reason of any of the representations, warranties or covenants contained in this Agreement shall contain a reference to the provision of this Agreement upon which such claim is based, the facts giving rise to an alleged basis for the Claim and the amount of the liability asserted against the Indemnitor by reason of the Claim.

               (b) In the event of the initiation of any legal proceeding against the Indemnified Party (and, as regards the Buyer, any of the Target Company or Subsidiaries) by a third party, the Indemnitor agrees to cooperate fully with the Indemnified Party in order to defend against, negotiate, settle or otherwise resolve or dispose of any proceeding, claim or demand that relates to any Losses to be indemnified against hereunder; the Indemnitor may participate in any such proceeding with counsel of its choice and at its expense, it being specified that the Indemnified Party shall control the defense of the relevant proceeding. To the extent the Indemnified Party elects not to defend such proceeding, claim or demand, and the Indemnitor defends against or otherwise seeks to resolve or dispose of any such proceeding, claim or demand, the Indemnitor may retain counsel and control the defense of such proceeding. The Controlling Shareholder may not settle any such proceeding, claim or demand which settlement obligates the Indemnified Party to perform obligations or to admit liability, without the express, prior written consent of the Indemnified Party, which consent shall not be unreasonably delayed or denied, and the Indemnified Party may not settle any proceeding, claim or demand without first consulting with the Indemnitor. The amount of the indemnification shall be paid by wire transfer no later than one
(1) month after (a) any final judgment or a award enforceable notwithstanding appeal shall have been rendered by a court, arbitration tribunal or administrative agency of competent jurisdictions or (b) the settlement entered into as provided in this Section 8.5 has been duly and validly executed.

               8.6. LIMITATIONS.

               (a) Without prejudice to anything in this Agreement to the contrary in particular with respect the Special Indemnities, the Indemnified Party shall not be entitled to any indemnification under this Article VIII:

                    (i) in respect of any individual Claim for an amount of less than EUR 75,000 (seventy five thousand euros) (de minimis threshold), it being specified that a series of Claims that are directly related to a single set of facts or circumstances shall be combined for the calculation of the aforementioned de minimis threshold; and/or

                    (ii) unless and until the aggregate amount of all Claims exceeds the amount of EUR 1,000,000 (one million euros), which may only be applied once and shall apply cumulatively to all claims made under this Article VIII, it being specified that once this amount is reached, only the portion of Losses suffered by the Indemnified Party which exceeds the amount of said amount shall be indemnified.

               (b) Without prejudice to the provisions of this Agreement concerning Special Indemnities, the Sellers shall be required to indemnify and hold harmless under Section 8.1 with respect to Losses only up to a maximum aggregate amount of EUR 30,000,000 (thirty million euros).

               (c) The Buyer and Allergan, Inc. shall be required to indemnify and hold harmless under Section 8.3 with respect to Losses incurred by the Indemnified Party only up to a maximum aggregate amount of EUR 15,000,000 (fifteen million euros).

               (d) In any case where the Indemnified Party (and, as regards the Buyer, any of the Target Company or the Subsidiaries) recovers from third parties any amount in respect of a matter with respect to which the Indemnitor has indemnified it pursuant to this Article VIII, such Indemnified Party shall, as soon as possible and no later than fifteen (15) days as from recovery of such amount, pay over to the Indemnitor the amount so recovered (after deducting therefrom the reasonable Expenses incurred by it in procuring such recovery), but not in excess of the sum of any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter.

               (e) The amount of the indemnity due by the Sellers shall be calculated as follows:

          - Any insurance compensation actually paid to the Target Company or the Buyer, as applicable, in respect of the indemnification of a Loss shall be deducted from the amount of said Loss.

          - If an amount of VAT is recoverable, any reassessment in this regard will only give rise to an obligation to indemnify to the extent of the penalties, late payment interest and associated sums;

          - Any timing difference in respect of tax, customs or social security charges shall not constitute a Loss subject to the penalties and late payment penalties due by the Target Company and/or any of the Subsidiaries;

          - Any Tax saving relating to a given Loss shall be deducted from the amount of said Loss;

          - No matter shall be the subject of a Claim to the extent that a specifically identified and sufficient allowance, provision or reserve in respect of such matter shall have been made by the Sellers for such matter (with a specific reference to the matter in question) in the Interim 2006 Financial Statements. Should the amount of such allowance, provision or reserve be insufficient to cover the entirety of the Claim, the Indemnified Party shall remain entitled to be indemnified for the portion of the Claim not covered by said allowance, provision or reserve.

               (f) The Buyer and Sellers agree that, for purposes of computing the amount of any indemnification payment under this Article VIII, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.

               8.7. EFFECT OF DISCLOSURE. Except as concerns the Special Indemnities, the Buyer shall not be entitled to claim that any fact, matter or circumstance causes any of the representations and warranties of the Sellers under this Agreement to be breached if disclosed under a corresponding Schedule to this Agreement in relation to each representation and warranty (meaning that no fact, matter or circumstance disclosed under a Schedule relating to a given representation and warranty shall constitute a disclosure in relation to any other representations and warranties of the Sellers under this Agreement).

               8.8. MITIGATION. Each of the Parties agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition that could reasonably be expected to give rise to any Losses and Expenses that are indemnifiable hereunder.

               8.9. ACTS OF THE INDEMNIFIED PARTY.

               (a) The Indemnified Party shall not be entitled to any indemnification under this Section to the extent that its Claim is attributable to any voluntary act, omission, transaction or arrangement carried out at the written request of or with the written consent of the Indemnified Party on or before the Closing Date.

               (b) The Sellers hereby specifically acknowledge that the fact that the financial accounts for the fiscal year 2006 of the Target Company or any of the Subsidiaries are approved by the Buyer (and/or the Affiliates it may chose to substitute) in its capacity as direct or indirect shareholder of the Target Company and the Subsidiaries shall not affect in any way the indemnification rights of the Buyer under this Article VIII.

               8.10. CHANGE IN LEGISLATION. No liability shall arise in respect of this Agreement to the extent such liability occurs or is increased directly or indirectly as a result of any change in or introduction of any legislation not in force on or prior to the Closing Date. In the case of a liability being increased as a result of such change, the Indemnified Party shall remain entitled to be indemnified for the liability concerned up to and excluding the amount of the resulting increase.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

               9.1. TAX MATTERS. After the Closing Date, the Buyer and the Sellers shall (and shall cause their respective Affiliates to) provide information as reasonably required by the other Party in connection with the preparation of any Tax Returns, which such other Party is responsible for preparing and filing, Tax enquiries, and Tax audits.

               9.2. CONFIDENTIAL NATURE OF INFORMATION. Each Party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other Party during the course of the negotiations leading to the consummation of the transaction contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transaction contemplated hereby shall not be consummated, each Party will return to the other Party all copies of non-public documents and materials which have been furnished in connection therewith and shall return or destroy all analyses, compilations, studies or other documents prepared from such information (and confirm to the other Party in writing that it has done so). Such documents, materials and information shall not be communicated to any third Person (other than, in the case of the Buyer, to its counsel, accountants, financial advisors, and in the case of the Sellers, to its counsel, accountants or financial advisors, the Target Company and/or the Subsidiaries). No Person shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Shares or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; provided that after the Closing, the Buyer, the Target Company and/or the Subsidiaries may, in addition, use or disclose any confidential information related to said Target Company and/or Subsidiaries and/or their assets or business. The obligation of each Party to treat such documents, materials and other information in confidence shall not apply to any information which is or becomes lawfully available to such Party from a source other than the furnishing Party, is or becomes available to the public other than as a result of disclosure by such Party or its agents, is required to be disclosed under applicable law or judicial processor or such Party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

                                    ARTICLE X

                  NON COMPETE AND NON SOLICITATION UNDERTAKINGS

               10.1. NON COMPETE UNDERTAKINGS.

               (a) The Controlling Shareholder and the other Sellers who are members of his family (other than Mr. Franck Kita), undertake, in favor of Allergan, Inc. and its Affiliates not to compete, directly or indirectly, as from Closing Date with the activities of the Target Company and the Subsidiaries, in the territories in which such companies conduct their business (directly or indirectly), for a period expiring on the third anniversary date of the Closing Date. In particular, such Sellers agree not to use any hyaluronic acid technology or any other technology owned by the Target Company or the Subsidiaries or used by them as at the Closing Date in any kind of activities whatsoever.

               (b) Mr. Franck Kita undertakes not to set-up directly or indirectly a company having the activities competitive with those of the Target Company and the Subsidiaries, and not to be employed by or provide services to a company organized after the date hereof having the activities competitive with those of the Target Company and the Subsidiaries, for a period expiring on the third anniversary date of the Closing Date.

               10.2. NON SOLICITATION UNDERTAKINGS.

          The Controlling Shareholder and the other Sellers who are members of his family undertake, for a period expiring on the third anniversary date of the Closing Date, not to hire away in any capacity whatsoever, directly or indirectly, any employee or executive of the Target Company and/or any of the Subsidiaries

                                   ARTICLE XI

                               GENERAL PROVISIONS

               11.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement through the period during which claims for indemnification may be made pursuant to Article VIII.

               11.2. NO PUBLIC ANNOUNCEMENT. Neither the Buyer nor any of the Sellers shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised and the Parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the rules of any stock exchange.

               11.3. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received by the sending Party, said facsimile to be confirmed by registered mail or reputable overnight courier, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (d) if sent by reputable overnight courier when received; and shall be addressed to the Parties as follows:

          If to the Buyer, to:

               ALLERGAN HOLDINGS FRANCE, S.A.
               c/o ALLERGAN LTD.

               1st Floor, Marlow International
               The Parkway, Marlow
               Bucks SL7 1YL
               United Kingdom

               Attention: General Counsel Eurasia
               Telephone: + 44 (0) 1628 494150
               Facsimile: + 44 (0) 1628 494650
               E-mail: sauerman_anthony@allergan.com

               ALLERGAN, INC.

               2525 Dupont Drive,
               Irvine
               California 92623-9534
               USA

               Attention: General Counsel
               Telephone: __________
               Facsimile: __________
               E-mail: Ingram_Doug@Allergan.com

          with a copy to:

               Dechert
               7, place d'Iena
               75116 Paris
               France
               Attention: Jonathan A. Schur & Alain Decombe
               Telephone: +33 1 53 65 05 00
               Facsimile: +33 1 53 65 05 05

               E-mail: jonathan.schur@dechert.com

          If to the Controlling Shareholder or the Minority Shareholders, to:

               Mr. Waldemar Kita
               49 avenue Napoleon
               11180 Uccle
               Belgium

          with a copy to:

               Reinhart Marville Torre
               58 avenue Kleber
               75116 Paris
               France
               Attention: Laurent Marville
               Telephone: +33 1 53 53 44 44
               Facsimile: +33 1 53 96 04 20

               E-mail: marville@rmt.fr

          If to the Fund Shareholder, to:

               EUROPEAN PRE-FLOTATION FUND II
               5 rue de Monttessuy
               75007 Paris
               France
               Attention to Christian d'Argoubet
               Telephone: +33 1 58 19 21 80
               Facsimile: +33 1 58 19 21 90
               E-mail: christian.dargoubet@epf-partners.com

          with a copy to:

               Reinhart Marville Torre
               58 avenue Kleber
               75116 Paris
               France
               Attention: Laurent Marville
               Telephone: +33 1 53 53 44 44
               Facsimile: +33 1 53 96 04 20

               E-mail: marville@rmt.fr

or to such other address as such Party may indicate by a notice delivered to the other Party five (5) days in advance.

The Fund Shareholder and each of the Minority Shareholders each hereby irrevocably grants powers to the Controlling Shareholder (or either of them), who accept, to represent them in connection with the performance of this Agreement and in particular acknowledge and agree that any and all notices sent by or received by the Controlling Shareholder shall constitute a valid and binding notice issued by or received by the Fund Shareholders and any and all of the Minority Shareholders, and that the Controlling Shareholder may generally take all action necessary or appropriate to implement the provisions of this Agreement.

               11.4. ASSIGNMENT; SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES.

               (a) Without prejudice to the terms and conditions of Section 8.6(d) above, the rights, interests or obligations of any of the Parties under this Agreement, shall not be assignable or transferable, in whole or in part, prior to or after the Closing Date without the express prior written consent of the other Party (which shall not be unreasonably withheld), provided, however that the Buyer may assign its rights and obligations hereunder in whole or part to one or more of its Affiliates, upon not less than one (1) week's prior notice to the Sellers, on the condition that the Buyer guarantees the timely and complete performance by such Affiliate(s) of any and all of the obligations of Buyer so assigned.

               (b) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective and permitted successors and assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties and successors and assigns permitted by this Section 11.4 any right, remedy or claim under or by reason of this Agreement.

               (c) Allergan, Inc. guarantees the timely and complete performance by the Buyer of any and all of the obligations of the Buyer under this Agreement.

               11.5. AMENDMENTS. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

               11.6. INTERPRETATION. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the Parties of the terms and provisions hereof and the consequences hereof. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The titles to Articles and headings of Sections


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

contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

               11.7. EXTENSION; WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such extension or waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of the Party entitled to the benefits of any such waived term or provision. The failure or delay of any Party to assert or enforce at any time any provision of, or any of its rights under, this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

               11.8. EXPENSES.

               (a) Without prejudice to its ability to recover for any Losses or Expenses relating to any dispute, claim or controversy arising out of or relating to this Agreement and notwithstanding anything to the contrary in this Agreement, each Party shall pay all costs and expenses incident to its negotiation, preparation, signature and implementation of this Agreement and the Controlling Shareholder shall pay all costs and expenses incident to the negotiation, preparation and signature of the agreements entered into by the Target Company and/or any of the Subsidiaries with Inamed Medical Products Corporation and its Affiliates, including the legal, financial and operational review performed in connection therewith and the fees, expenses and disbursements of its counsel and advisers. In particular, the fees of PricewaterhouseCoopers Corporate Finance shall be paid in full by the Sellers, and none of the above costs and expenses relating to this Agreement shall be paid by the Target Company or any of the Subsidiaries.

               (b) The Controlling Shareholder hereby agrees to indemnify and hold harmless the Target Company and the Subsidiaries, upon their written request, for and against the full amount of any Loss or Expense arising from or relating to all such costs or expenses.

               11.9. REGISTRATION DUTIES. The registration of any agreements made in furtherance of the provisions hereof shall be made by the Buyer and registration duties and stamp taxes relating thereto shall be paid by the Buyer.

               11.10. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

               11.11. EXECUTION IN COUNTERPARTS. This Agreement shall be executed in five counterparts. The Schedules shall be executed in two counterparts, one for the Buyer and one for the Controlling Shareholder.

               11.12. FURTHER ASSURANCES. On and after the Closing Date, each Party shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other Party from time to time to transfer the Shares to the Buyer in accordance with the terms of this Agreement.

               11.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with French law.

               11.14. FORUM. Any disputes arising from or relating to the negotiation, signature, performance or termination of the Agreement shall be submitted to the exclusive jurisdiction of the Paris Tribunal de commerce, without limitation on the right of any Party to seek interim or conservatory measures from any court of competent jurisdiction.

               11.15. ENTIRE AGREEMENT. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. This Agreement, its Schedules as well as the documents delivered pursuant hereto or in connection herewith contain the entire understanding of the Parties with regard to the subject matter contained in this Agreement or the documents so delivered, and supersede all prior agreements, negotiations, discussions, representations, warranties, understandings or letters of intent between or among any of the Parties.

               11.16. LANGUAGE. This Agreement is executed in English (except for some Schedules which are in French). A translation into the French language shall be agreed upon by the Parties and their advisors before the Closing Date. Such translation shall be used in case of litigation or dispute relating to this Agreement before the Paris Tribunal de commerce

In Paris,
On October 31, 2006,

ALLERGAN HOLDINGS FRANCE, SAS


By: /s/ David Endicott
    -----------------------------------
    Mr. David Endicott, Duly Authorized


ALLERGAN, INC.


By: /s/ David Endicott
    -----------------------------------
    Mr. David Endicott, Duly Authorized

Mr. Waldemar KITA, in his name and as the duly authorized representative of the Minority Shareholders:

/s/ Waldemar Kita
---------------------------------------


EUROPEAN PRE-FLOTATION FUND II


By: /s/ Christian d'Argoubet
    -----------------------------------
    Christian d'Argoubet, Duly Authorized


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